UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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NxSTAGE MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NxSTAGE MEDICAL, INC.
439 South Union Street, 5th Floor
Lawrence, Massachusetts 01843

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 28, 2009

To our stockholders:

We invite you to our 2009 Annual Meeting of Stockholders, which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, May 28, 2009 at 10:00 a.m., local time. At the annual meeting, stockholders will consider and act upon the following matters:

1. the election of eight members to our board of directors;

2. an amendment to our 2005 Stock Incentive Plan to, among other things, increase the number of shares of our common stock that may be issued pursuant to the plan by an additional 4,100,000 shares;

3. an amendment to our 2005 Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued pursuant to the plan by an additional 500,000 shares;

4. the ratification of the selection by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the 2009 fiscal year; and

5. the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 6, 2009, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted at the annual meeting.

Our stock transfer books will remain open for the purchase and sale of our common stock.

By Order of the Board of Directors,

Winifred L. Swan
Secretary

Lawrence, Massachusetts
April 29, 2009

NxSTAGE MEDICAL, INC.
439 South Union Street, 5th Floor
Lawrence, Massachusetts 01843

Proxy Statement for the 2009 Annual Meeting of Stockholders
To Be Held on May 28, 2009

This proxy statement contains information about the 2009 Annual Meeting of Stockholders of NxStage Medical, Inc., including postponements and adjournments of the meeting. We are holding the annual meeting at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, May 28, 2009 at 10:00 a.m., local time.

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting.

We are mailing our Annual Report to Stockholders for the year ended December 31, 2008 with these proxy materials on or about April 29, 2009.

You can find our Annual Report on Form 10-K for the year ended December 31, 2008 on our website at www.nxstage.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, from us by sending a written request to: Investor Relations, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843. Exhibits will be provided upon written request and payment of appropriate processing fees.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2009.

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2008 Annual Report to Stockholders are available at www.nxstage.com/proxy.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who can vote at the annual meeting?	A.	To be able to vote, you must have been a stockholder of record at the close of business on April 6, 2009, the record date for our annual meeting. The number of outstanding shares entitled to vote at the annual meeting is 46,550,921 shares of our common stock.

If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting.

Q.	What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Q.	How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Computershare Investor Services, at www.investorvote.com/NXTM. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your internet proxy before 11:59 p.m. Eastern Time on May 27, 2009, the day before the annual meeting, for your proxy to be valid and your vote to count.

(2) By Telephone: Call 1-800-652-VOTE (8683) toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Eastern Time on May 27, 2009, the day before the annual meeting, for your proxy to be valid and your vote to count.

(3) By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Computershare Investor Services. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Computershare must receive your proxy card not later than May 27, 2009, the day before the annual meeting, for your proxy to be valid and your vote to count.

(4) In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the meeting. A broker’s proxy card is not the form of proxy card enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?	A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the annual meeting. To do so, you must do one of the following:

(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.

(3) Attend the annual meeting, request that your proxy be revoked and vote in person as instructed above. Attending the annual meeting will not revoke your proxy unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the meeting if you obtain a broker’s proxy as described in the answer above.

Q.	Will my shares be voted if I don’t return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting. If your shares are held in “street name,” your brokerage firm may, under certain circumstances, vote your shares if you do not return your proxy. Brokerage firms can vote customers’ unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, election of directors, and Proposal 4, ratification of the selection of our independent registered public accounting firm, are both considered routine matters. Proposal 2, approving an amendment to our 2005 Stock Incentive Plan, and Proposal 3, approving an amendment to our 2005 Employee Stock Purchase Plan, are non-routine matters. Your brokerage firm cannot vote your shares with respect to Proposal 2 or Proposal 3 unless it receives your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

Q.	How many shares must be present to hold the annual meeting?	A.	A majority of our outstanding shares of our common stock must be present at the annual meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or votes on at least one of the matters to be voted upon.

If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?	A.
Proposal 1 — Election of Directors

The nominees for directors who receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:

• vote FOR any or all of the nominees; or

• WITHHOLD your vote from any or all of the nominees.

Votes that are withheld will not be included in the vote tally for the election of the directors and will not affect the results of the vote.

Proposal 2 — Approval of an amendment to our 2005 Stock Incentive Plan.

To approve Proposal 2, stockholders holding a majority of the shares of our common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 2, and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of the proposal and will not be counted as shares voting on the matter.

Proposal 3 — Approval of an amendment to our 2005 Employee Stock Purchase Plan.

To approve Proposal 3, stockholders holding a majority of the shares of our common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 3, and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 3, your shares will not be voted in favor of the proposal and will not be counted as votes cast or shares voting on the proposal.

Proposal 4 — Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 4, stockholders holding a majority of the shares of our common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the matter. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP.

Q:	Are there other matters to be voted on at the annual meeting?	A.	We do not know of any other matters that may come before the meeting other than the election of directors, approval of the amendment to our 2005 Stock Incentive Plan, approval of the amendment to our 2005 Employee Stock Purchase Plan and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?	A.	We expect to report the voting results in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2009.

Q.	Who will bear the costs of soliciting proxies?	A.	We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 16, 2009, or such later date as indicated below, with respect to the beneficial ownership of our common stock by:

•	each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

•	each of our directors, all of whom are nominees for election as directors at the annual meeting;

•	our principal executive officer, our principal financial officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2008, whom we refer to collectively as our “named executive officers”; and

•	all of our directors and executive officers as a group.

The number of shares of our common stock owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after February 16, 2009, or April 17, 2009, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Percentage of common stock outstanding is based on 46,549,546 shares of our common stock outstanding as of February 16, 2009 Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days, are deemed outstanding for the percentage ownership of the person holding such stock options but are not deemed outstanding for any other person.

Unless otherwise indicated below, the address for each person is to the care of NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

	Shares of
	Common Stock		Percentage
	Beneficially		of Common
Name and Address	Owned		Stock Outstanding

5% Stockholders
David S. Utterberg	8,540,806	(1)(6)(7)	18.3%
Credit Suisse (Sprout Entities)	7,431,118	(2)(8)	15.9%
Eleven Madison Avenue New York, New York 10010
OrbiMed Advisors, LLC	6,841,034	(3)	14.7%
767 Third Avenue New York, New York 10017
Deerfield	5,414,364	(4)	11.6%
780 Third Avenue, 37th Floor New York, NY 10017
Massachusetts Financial Services Company	3,683,463	(5)	7.9%
500 Boylston Street Boston MA 02116
Directors(8)
Jeffrey H. Burbank	958,675	(7)	2.0%
Philippe O. Chambon	7,239,051	(7)(8)	15.5%
Daniel A. Giannini	76,328	(7)	*
Reid S. Perper	238,524	(7)	*
Craig W. Moore	109,642	(7)	*
Jonathan T. Silverstein	6,841,034	(3)(7)	14.7%
Earl R. Lewis	33,166	(7)	*
Other Executive Officers
Robert S. Brown	154,590	(7)	*
Winifred L. Swan	169,447	(7)	*
Joseph E. Turk, Jr	251,506	(7)	*
Michael J. Webb	148,079	(7)	*
All directors and executive officers as a group (14 persons)	24,877,856	(9)	51.8%

*	Represents holdings of less than one percent.

(1)	Consists of (a) 8,485,309 shares of our common stock and (b) 55,497 shares of common stock which Mr. Utterberg has the right to acquire within 60 days of February 16, 2009 upon exercise of outstanding stock options (See Notes 6 and 7 below).

(2)	This information is provided by Credit Suisse jointly with its affiliates, the Sprout Entities, and is as of February 16, 2009. As of February 16, 2009, the Sprout Entities may be deemed to beneficially own an aggregate of 7,431,118 shares of common stock, which includes 204,445 shares of common stock issuable upon exercise of outstanding warrants, consisting of (i) 2,768,323 shares of common stock and 81,755 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Capital IX, L.P., (ii) 2,473,236 shares of common stock and 73,040 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Capital VIII, L.P., (iii) 974,305 shares of common stock and 28,774 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Capital VII, L.P., (iv) 11,339 shares of common stock and 335 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout CEO Fund, L.P., (v) 11,030 shares of common stock and 326 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Entrepreneurs Fund, L.P., (vi) 131,474 shares of common stock and 3,883 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout IX Plan Investors, L.P., (vii) 55,380 shares of common stock and 1,635 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Plan Investors, L.P., (viii) 148,435 shares of common stock and 4,384 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Venture Capital, L.P., (ix) 158,950 shares of common stock and 4,694 shares of common stock issuable upon exercise of outstanding warrants held directly by DLJ ESC II, L.P., (x) 202,941 shares of common stock and 5619 shares of common stock issuable upon exercise of outstanding warrants held directly by DLJ Capital Corporation, or DLJCC, (xi) 272,582 shares of common stock held directly by CSFB Fund Co-Investment Program, L.P. and (xii) 100 shares held directly by CS SEC USA LLC.

(3)	This information is provided by OrbiMed Advisors LLC jointly with its affiliated entities and is as of March 31, 2009. As of March 31, 2009, OrbiMed Advisors LLC and its affiliated entities beneficially own 6,841,034 shares of common stock, including 1,111,111 shares issuable upon exercise of outstanding warrants. Of this amount, Caduceus Private Investments III, LP (“Caduceus”) and OrbiMed Associates III, LP (“Associates”), hold 5,664,245 and 54,011 shares, respectively. OrbiMed Advisors LLC (“Advisors”), pursuant to its authority under its investment advisory contract with Associates, may be considered to hold indirectly 54,011 shares of common stock and OrbiMed Capital GP III LLC (“Capital”), pursuant to its authority as general partner of Caduceus, may be considered to hold indirectly 5,664,245 shares of common stock. This amount represents (i) warrants to purchase 1,100,629 shares of common stock held by Caduceus, and (ii) warrants to purchase 10,482 shares of common stock held by Associates. Advisors, pursuant to its authority under its investment advisory contract with Associates, may be considered to hold indirectly warrants to purchase 10,482 shares of common stock and Capital, pursuant to its authority as general partner of Caduceus, may be considered to hold indirectly warrants to purchase 1,100,629 shares of common stock. These amounts also include (i) options to purchase 11,557 shares of common stock held by Caduceus, and (ii) options to purchase 110 shares of common stock held by Associates. The options were granted directly to Mr. Silverstein, a director of NxStage. Mr. Silverstein is also a general partner of Advisors and Capital. Mr. Silverstein is obligated to transfer any shares issued under the options to Associates and Caduceus. Mr. Samuel D. Isaly is the owner of a controlling interest in both OrbiMed Advisors LLC and OrbiMed Capital GP III LLC. Thus, OrbiMed Advisors LLC, OrbiMed Capital GP III LLC and Mr. Isaly may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of 6,841,034 shares of common stock, including 1,111,111 shares issuable upon exercise of warrants.

(4)	This information is taken from a Schedule 13G/A filed on March 26, 2009 by Deerfield Management Co. and its affiliated entities (“Deerfield”) and is as of March 24, 2009. As of March 24, 2009, the Deerfield entities beneficially owned, either directly or indirectly an aggregate of 5,414,364 shares of common stock, including 251,111 shares of common stock issuable upon exercise of outstanding warrants, consisting of (i) 736,018 shares of common stock beneficially owned by Deerfield Partners, L.P., (ii) 1,029,077 shares of common stock, including 57,103 shares of common stock issuable upon exercise of outstanding warrants beneficially owned by Deerfield Special Situations Fund, L.P., (iii) 1,221,478 shares of common stock beneficially owned by Deerfield International Limited, (iv) 1,894,432 shares of common stock, including 105,115 shares of common stock issuable upon exercise of outstanding warrants beneficially owned by Deerfield Special Situations Fund International Limited, (v) 204,303 shares of common stock, including 34,050 shares of common stock issuable upon exercise of outstanding warrants beneficially owned by Deerfield Private Design Fund, L.P., and (vi) 329,056 shares of common stock, including 54,843 shares of common stock issuable upon exercise of outstanding warrants beneficially owned by Deerfield Private Design International, L.P. In addition, Mr. James E. Flynn holds controlling interests in all Deerfield entities and may be deemed to beneficially own 5,414,364 shares of common stock, including 251,111 shares of common stock issuable upon exercise of outstanding warrants.

(5)	This information is taken from a Schedule 13G filed on February 3, 2009 and is as of December 31, 2008. As of December 31, 2008 mutual funds and other client accounts for which Massachusetts Financial Services Company, d/b/a MFS Investment Management, or a subsidiary of Massachusetts Financial Services Company (collectively, “MFS”), act as investment adviser, beneficially owned 3,683,463 shares of common stock, including 88,889 shares of common stock issuable upon exercise of outstanding warrants. As an investment advisor, MFS has sole voting and investment power over all of the shares beneficially held by these funds and accounts.

(6)	David Utterberg, a 5% stockholder, is also a member of our Board of Directors.

(7)	The number of shares of our common stock that each person is deemed to beneficially own includes the number of shares of our common stock which such person has the right to acquire within 60 days after February 16, 2009 upon exercise of outstanding stock options as set forth opposite his or her name:

Number of
Name	Shares

Jeffrey H. Burbank	506,974
Philippe O. Chambon	54,000
Daniel A. Giannini	57,000
Reid S. Perper	54,000
David S. Utterberg	55,497
Craig W. Moore	72,791
Jonathan T. Silverstein	11,667
Earl Lewis	8,166
Robert S. Brown	154,590
Winifred L. Swan	147,017
Joseph E. Turk, Jr	150,211
Michael J. Webb	148,079

(8)	Includes 7,158,436 shares of common stock including 204,445 shares of common stock issuable upon exercise of outstanding warrants held by various Sprout entities. Dr. Chambon is a managing director of New Leaf Venture Partners, L.L.C, or NLVP, and is a limited partner of DLJ Associates IX, L.P., which is a general partner of Sprout Capital IX, L.P. NLVP has entered into a sub-management agreement with DLJCC whereby NLVP and its principals, including Dr. Chambon, provide DLJCC with investment management services on the investments held by various of the Sprout venture capital funds, including (i) 2,768,323 shares of common stock and 81,755 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Capital IX, L.P., (ii) 2,473,236 shares of common stock and 73,040 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Capital VIII, L.P., (iii) 974,305 shares of common stock and 28,774 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Capital VII, L.P., (iv) 11,339 shares of common stock and 335 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout CEO Fund, L.P., (v) 11,030 shares of common stock and 326 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Entrepreneurs Fund, L.P., (vi) 131,474 shares of common stock and 3,883 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout IX Plan Investors, L.P., (vii) 55,380 shares of common stock and 1,635 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Plan Investors, L.P., (viii) 148,435 shares of common stock and 4,384 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Venture Capital, L.P., (ix) 158,950 shares of common stock and 4,694 shares of common stock issuable upon exercise of outstanding warrants held directly by DLJ ESC II, L.P., and (x) 202,941 shares of common stock and 5,619 shares of common stock issuable upon exercise of outstanding warrants held directly by DLJ Capital Corporation, or DLJCC. Dr. Chambon expressly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(9)	Includes an aggregate of 1,514,009 shares of our common stock which all executive officers and directors have the right to acquire within 60 days after February 16, 2009 upon exercise of outstanding stock options.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors recommends a vote “FOR” the election of each of Messrs. Burbank, Chambon, Giannini, Lewis, Moore, Perper, Silverstein and Utterberg.

Our Board of Directors currently consists of eight members who serve one-year terms. Our Board of Directors has set the authorized number of directors at eight, and we are proposing the election of eight members at the annual meeting.

The persons named in the enclosed proxy will vote to elect as directors Jeffrey H. Burbank, Philippe O. Chambon, Daniel A. Giannini, Earl R. Lewis, Craig W. Moore, Reid S. Perper, Jonathan T. Silverstein, and David S. Utterberg, unless you indicate on your proxy that your shares should be withheld from one or more of these nominees. All nominees are currently members of our Board of Directors.

If elected, the nominees will hold office until our Annual Meeting of Stockholders in 2010 and until their successors are duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of our common stock represented by proxies may be voted for a substitute nominee designated by our Board of Directors.

Below are the names, ages, the principal occupation and business experience for at least the past five years for each member of the Board of Directors, each of whom is a nominee for election at the annual meeting. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of February 16, 2009 appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.”

Director Nominees

Jeffrey H. Burbank, age 46, has been our President and Chief Executive Officer and a director of NxStage since 1999. Prior to joining NxStage, Mr. Burbank was a founder and the Chief Executive Officer of Vasca, Inc., a medical device company that developed and marketed a blood access device for dialysis patients. He gained significant renal industry experience during his nine years at Gambro, Inc., in the Renal Division, with his last position as Director of Marketing and Advanced Technologies in 1995. Mr. Burbank received his BS in Industrial Engineering from Lehigh University.

Philippe O. Chambon, M.D., Ph.D., age 51, has served as a director of NxStage since 1998, has been Chairman of our Board of Directors since December 2004 and currently serves on our Compensation and Nominating and Corporate Governance Committees. Dr. Chambon is a Managing Director and founder of New Leaf Venture Partners, a spin-off from The Sprout Group, or Sprout. He joined Sprout in May 1995 and became a General Partner in January 1997. He invests broadly in healthcare technology companies. He also is currently on the board of Auxilium Pharmaceuticals as well as several private companies. Previously, Dr. Chambon served as Manager in the Healthcare Practice of The Boston Consulting Group from May 1993 to April 1995. From September 1987 to April 1993, he was an executive with Sandoz Pharmaceutical, where he led strategic product development, portfolio management and pre-marketing activities in his capacity as Executive Director of New Product Management. Dr. Chambon did graduate research in molecular immunology at The Pasteur Institute and earned a MD, Ph.D. from the University of Paris. He also has an MBA from Columbia University in New York.

Daniel A. Giannini, age 59, has served as a director of NxStage since October 2005 and currently serves as chair of our Audit Committee and a member of our Nominating and Corporate Governance Committee. He also serves as a director on several private and non-profit company boards. Mr. Giannini retired in June 2005, after a more than 30-year career, as a Certified Public Accountant with PricewaterhouseCoopers LLP. During his last five years at PricewaterhouseCoopers LLP, Mr. Giannini served as an audit partner and led the firm’s Atlanta office’s Technology, Information, Communications and Entertainment practice. Mr. Giannini received a B.S. degree in Business Administration from LaSalle University.

Earl R. Lewis, age 65, has served as a director of NxStage since October 2008 and currently serves a member of our Compensation Committee. Since 2000, Mr. Lewis has been the Chairman, President and CEO of

Flir Systems Inc., a manufacturer of thermal imaging and infrared camera systems. Prior to 2000, he served as CEO and President at Thermo Instrument Systems, Inc. He also served Thermo in various executive capacities, including President and Chief Operating Officer, CEO and President of Thermo Optek Corp., and President of Thermo Jarrell Ash Corp. In addition to serving on the board of Flir Systems, Inc., Mr. Lewis is a member of the Board of Directors of Harvard BioScience and American DG Energy, Inc. Mr. Lewis is a Trustee of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis has a professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of RiskMetrics ISS.

Craig W. Moore, age 64, has served as a director of NxStage since 2002 and currently serves as chair of our Compensation Committee and a member of our Audit Committee. From 1986 to 2001, Mr. Moore was Chairman of the Board of Directors and Chief Executive Officer at Everest Healthcare Services Corporation, a provider of dialysis to patients with renal failure. Since 2001, Mr. Moore has acted as a consultant to various companies in the healthcare services industry. From 1986 through 2001, Mr. Moore was President of Continental Health Care, Ltd., an extracorporeal services and supply company, and from 1990 through 2004, he was President of New York Dialysis Management, a dialysis management business. Mr. Moore serves as a director on several private company boards.

Reid S. Perper, age 49, has served as a director of NxStage since September 2005 and currently serves as a member of our Audit Committee. From January 2004 to March 2009, Mr. Perper was Managing Director of Healthcare Investment Partners LLC. From November 2000 through June 2003, Mr. Perper was a Managing Director and Co-Head of Europe for CSFB Private Equity. Prior to joining CSFB, Mr. Perper was a Managing Director of DLJ Merchant Banking Partners. Mr. Perper joined Donaldson, Lufkin & Jenrette in 1988. Mr. Perper also served as an investment professional for Caxton Europe Asset Management Ltd. from May 2004 through July 2005.

Jonathan T. Silverstein, age 42, has served as a director of NxStage since July 2008 and currently serves as a member of our Nominating and Governance Committee. Since 1998, Mr. Silverstein has been a General Partner at OrbiMed Advisors, LLC., an asset management firm solely focused in healthcare with several billion in assets under management. Prior to 1998, Mr. Silverstein was the Director of Life Sciences in the Investment Banking Department at Sumitomo Bank. Mr. Silverstein currently serves on the board of directors of a number of private companies. Mr. Silverstein has a B.A. in Economics from Denison University and a J.D. and M.B.A. from the University of San Diego. NxStage appointed Mr. Silverstein, a General Partner of OrbiMed Advisors, LLC, to its Board in connection with a private placement of shares of NxStage’s common stock and warrants to purchase shares of its common stock, which was completed on August 1, 2008.

David S. Utterberg, age 63, has served as a director of NxStage since 1998. Between 1981 and 2007, Mr. Utterberg served as the Chief Executive Officer, President and sole stockholder of Medisystems Corporation, which was acquired by NxStage, together with certain affiliated entities, on October 1, 2007. Mr. Utterberg presently serves as the President and Director of Lifestream Medical Corporation, a private medical device company, as well as the President, Director and Chairman of DSU Medical Corporation, or DSU, a private company. DSU holds and licenses over 90 U.S. and foreign patents and other intellectual property in medical technology focused on extracorporeal therapy devices.

CORPORATE GOVERNANCE

General

Our Board of Directors believes that good corporate governance is important to ensure that NxStage is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available under the investor information section of our website at www.nxstage.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of NxStage and our stockholders. These guidelines, which provide a framework for the conduct of our Board of Directors, provide that:

•	the principal responsibility of our directors is to oversee our management;

•	a majority of the members of our Board of Directors shall be independent directors;

•	independent directors meet periodically in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually our Board of Directors and its committees will seek to conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Dr. Chambon and Messrs. Giannini, Lewis, Moore, Perper, and Silverstein each do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules.

Communicating with the Independent Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if, and as, appropriate. Dr. Chambon, the Chairman of our Board of Directors, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors.

Under procedures approved by a majority of the independent directors, communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of our Board of Directors considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may in the future receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to Board of Directors, c/o Winifred L. Swan, Esq., Senior Vice President and General Counsel, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors, consistent with the criteria approved by our Board of Directors, and recommending the persons to be nominated for election as directors, except where we are legally required by contract to provide third parties with the right to nominate. The process followed by our Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to members of our Board of Directors and others for recommendations, the utilization of director search firms, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board of Directors.

In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and

Corporate Governance Committee applies the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

In connection with our acquisition of Medisystems Corporation and certain affiliated entities, we agreed that if Mr. Utterberg is no longer a director of NxStage, our Board of Directors will nominate for election to our Board of Directors any director nominee proposed by Mr. Utterberg, subject to certain conditions.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Winifred L. Swan, Senior Vice President and General Counsel, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under the heading “Other Matters — Stockholder Proposals for the 2010 Annual Meeting.”

At the annual meeting, stockholders will be asked to consider the election of Jeffrey H. Burbank, Philippe O. Chambon, Daniel A. Giannini, Earl R. Lewis, Craig W. Moore, Reid S. Perper, Jonathan T. Silverstein, and David S. Utterberg, each of whom is being nominated for re-election to our Board of Directors.

Board Meetings and Attendance

Our Board of Directors met 22 times, either in person or by teleconference, during the year ended December 31, 2008, or fiscal 2008. During fiscal 2008, except as set forth below, each of our directors attended at least 75% of the number of Board meetings and meetings held by all committees of the Board on which he then served. Mr. Lewis, who joined our Board in October 2008, attended one of the two Board meetings, and one Compensation Committee meeting held during 2008 following his election to our Board.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting. All of our directors attended the 2008 Annual Meeting of Stockholders, and we expect substantially all of our directors to attend the 2009 annual meeting.

Board Committees

Our Board of Directors has established three standing committees — Audit, Compensation and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.nxstage.com.

Our Board of Directors has determined that all of the members of each of our three standing Board committees are independent as defined under NASDAQ rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from the firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules, which is included on page 15 of this proxy statement.

The members of the Audit Committee are Messrs. Giannini (Chair), Moore and Perper. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable NASDAQ and SEC rules and that Mr. Giannini is an “audit committee financial expert” as defined in Item 407(a)(5) of Regulation S-K under the Exchange Act. The Audit Committee met 14 times during fiscal 2008.

The Audit Committee currently acts under a charter that was amended and restated on April 26, 2007. Our policies and procedures for the review and approval of related person transactions are summarized on page 19 of this proxy statement.

Compensation Committee

Our Compensation Committee, among other things, provides recommendations to the Board of Directors regarding our compensation programs, and has the following principal duties:

•	annually reviewing and approving, or making recommendations to our Board of Directors, with respect to, the compensation of our Chief Executive Officer, or CEO, and our other executive officers;

•	overseeing an evaluation of our executive officers, including our CEO;

•	reviewing and making recommendations to our Board of Directors with respect to management succession planning;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 20 of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 27 of this proxy statement.

Our Compensation Committee retains the services of third party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Compensation Discussion and Analysis.”

The members of the Compensation Committee are Messrs. Moore (Chair) and Lewis and Dr. Chambon. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable NASDAQ rules. The Compensation Committee met nine times during fiscal 2008.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has the following principal responsibilities:

•	identifying individuals qualified to become members of our Board of Directors;

•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of the committees;

•	developing and recommending to our Board of Directors corporate governance principles; and

•	overseeing an annual evaluation of our Board of Directors.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of the Nominating and Corporate Governance Committee are currently Mr. Silverstein (Chair), Dr. Chambon and Mr. Giannini. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable NASDAQ rules. The Nominating and Corporate Governance Committee met one time during fiscal 2008.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We have posted a copy of the code on our website, www.nxstage.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Global Market listing standards concerning any amendments to, or waivers of, our code.

Audit Committee Report

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of NxStage’s accounting and reporting processes and the audits of NxStage’s consolidated financial statements. The Audit Committee is composed of three members and acts under a written charter first adopted and approved on September 7, 2005 and subsequently amended and restated on April 26, 2007. A copy of the Amended and Restated Audit Committee Charter is available on NxStage’s website, www.nxstage.com.

The Audit Committee has reviewed NxStage’s audited financial statements for the fiscal year ended December 31, 2008 and has discussed these financial statements with NxStage’s management and independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst & Young LLP, NxStage’s independent registered public accounting firm, various communications that NxStage’s independent registered public accounting firm is required to provide to the Audit Committee under Statement on Auditing Standards No. 61 (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board, the rules and regulations of the Securities and Exchange Commission, and other applicable regulations.

NxStage’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding NxStage’s independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed with the Audit Committee its independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to NxStage’s Board of Directors that the audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008.

By the Audit Committee of the Board of Directors

Daniel A. Giannini (Chair)
Craig W. Moore
Reid S. Perper

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2008	Fiscal 2007

Audit Fees(1)	1,186,000	$1,057,000
Audit-related(2)	24,000	130,000
Tax Fees(3)	71,000	53,000
All Other Fees(4)	2,000	5,000

Total Fees	$1,283,000	$1,245,000

(1)	The audit fees for fiscal 2008 consisted of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. The audit fees for fiscal 2007 consisted of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, other professional services provided in connection with statutory and regulatory filings or engagements and fees in an aggregate amount of $302,000 relating to our acquisition of the MDS Entities.

(2)	Audit-related fees for fiscal 2008 consisted of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees”. Audit-related fees for fiscal 2007 included $108,000 related to our acquisition of the MDE Entities. Fees related to the audit of our 401K plan amounted to $24,000 and $22,000 for fiscal 2008 and 2007, respectively.

(3)	Tax fees consist of fees for tax compliance and tax advice. Tax compliance services, which relate to the preparation of federal and state tax returns, accounted for $67,000 of the total tax fees billed in fiscal 2008 and $53,000 of the total tax fees billed in fiscal 2007. Tax advice services accounted for $4,000 of the total tax fees billed in fiscal 2008.

(4)	Other fees for fiscal 2008 and fiscal 2007 consist of fees for using the on-line accounting research tools of Ernst & Young LLP.

All such services were approved by our Audit Committee in accordance with the pre-approval policies and procedures described below.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specific services to be provided by our independent registered public accounting firm. At the time of such pre-approval, the type of services to be provided, and the fees relating to those services, are detailed.

Before the commencement of any audit, tax or other services, our management obtains an engagement letter from our independent registered public accounting firm that is signed by both our Chief Financial Officer and the Chair of the Audit Committee. Our Chief Financial Officer has the ability, without obtaining prior Audit Committee approval, to engage our independent registered public accounting firm to perform general pre-approved services on projects, up to a maximum of $50,000 annually. The Audit Committee reviews with management all services provided by our independent registered public accounting firm, whether or not the services were pre-approved, and all related fees charged on a quarterly and annual basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Relationship with David Utterberg

David S. Utterberg is a director and significant stockholder of NxStage. On June 4, 2007, we entered into a stock purchase agreement with Mr. Utterberg under which we agreed to purchase from Mr. Utterberg the issued and outstanding shares of Medisystems Corporation and Medisystems Services Corporation, 90% of the issued and outstanding shares of Medisystems Europe S.p.A. (the remaining equity of which is held by Medisystems Corporation) and 0.273% of the issued and outstanding equity participation of Medisystems Mexico s. de R.L. de C.V. (the remaining equity of which is held by Medisystems Corporation), which are collectively referred to as the MDS Entities. We refer to our acquisition of the MDS Entities as the Medisystems Acquisition. The Medisystems Acquisition was completed on October 1, 2007 and, as a result, each of the MDS Entities is a direct or indirect wholly-owned subsidiary of NxStage. In addition, as a result of completion of the Medisystems Acquisition, the supply agreement, dated January 2007, with Medisystems, under which Medisystems agreed to provide cartridges for use with the System One, was terminated. In consideration for the Medisystems Acquisition, we issued Mr. Utterberg 6.5 million shares of our common stock, valued at approximately $97.4 million, based on the last sale price of NxStage’s common stock on October 1, 2007, which we refer to as the Acquisition Shares. In addition, we may be required to issue additional shares of our common stock to Mr. Utterberg. Pursuant to the terms of the stock purchase agreement, Mr. Utterberg and we have agreed to indemnify each other in the event of certain breaches or failures, and any such indemnification amounts must be paid in shares of our common stock, valued at the time of payment. However, we will not be required to issue shares for indemnification purposes that in the aggregate would exceed 20% of the then outstanding shares of our common stock without first obtaining stockholder approval, and any such shares will not be registered under the Securities Act of 1933, as amended. An aggregate of 0.5 million of the shares issued to Mr. Utterberg remain in escrow to cover potential indemnification claims we may have against him. In connection with the Medisystems Acquisition and as a result of Medisystems Corporation, one of the MDS Entities, becoming a direct wholly-owned subsidiary of ours, we acquired rights under an existing license agreement between Medisystems Corporation and DSU. We refer to this agreement as the license agreement. Additionally, as a condition to the parties’ obligations to consummate the Medisystems Acquisition, Mr. Utterberg and DSU entered into a consulting agreement with us dated October 1, 2007, which we refer to as the consulting agreement.

Under the license agreement, Medisystems Corporation received an exclusive, irrevocable, sublicensable, royalty-free, fully paid license to certain DSU patents, or the licensed patents, in exchange for a one-time payment of $2.7 million. The licensed patents fall into two categories, those patents that are used exclusively by the MDS Entities, referred to as the Class A patents, and those patents that are used by the MDS Entities and other companies owned by Mr. Utterberg, referred to as the Class B patents. Pursuant to the terms of the license agreement, Medisystems Corporation has a license to (1) the Class A patents, to practice in all fields for any purpose and (2) the Class B patents, solely with respect to certain defined products for use in the treatment of extracorporeal fluid treatments and/or renal insufficiency treatments. The license agreement further provides that the rights of Medisystems Corporation under the agreement are qualified by certain sublicenses previously granted to third parties. We have agreed that Mr. Utterberg retains the right to the royalty income under one of these sublicenses.

Under the consulting agreement, Mr. Utterberg and DSU will provide consulting, advisory and related services to us for a period of two years following the consummation of the Medisystems Acquisition. In addition, under the terms of the consulting agreement, Mr. Utterberg and DSU have agreed during the term of the agreement not to compete with NxStage during the term of the consulting agreement in the field defined in the consulting agreement and not to encourage or solicit any of our employees, customers or suppliers to alter their relationship with us. The consulting agreement further provides that (1) Mr. Utterberg and DSU assign to us certain inventions and proprietary rights received by him/it during the term of the agreement and (2) we grant Mr. Utterberg and DSU an exclusive, worldwide, perpetual, royalty-free irrevocable, sublicensable, fully paid license under such assigned inventions and proprietary rights for any purpose outside the inventing field, as defined in the consulting agreement. Under the terms of the consulting agreement, Mr. Utterberg and DSU will receive an aggregate of $200,000 per year, plus expenses, in full consideration for the services and other obligations provided for under the terms of the consulting agreement. The consulting agreement also requires Mr. Utterberg and NxStage to indemnify each other in the event of certain breaches and failures under the agreement and requires that any such indemnification liability be satisfied with shares of our common stock, valued at the time of payment. However, we will not be required to issue shares for indemnification purposes that in the aggregate would exceed 20% of the then outstanding shares of our common stock without first obtaining stockholder approval, and any such shares will not be registered under the Securities Act of 1933, as amended.

We assumed a $2.8 million liability owed to DSU as a result of the acquisition of the MDS Entities. The amount owed represents consideration owed to DSU by the MDS Entities for the termination of a royalty-bearing sublicense agreement of $0.1 million and the one-time payment for the establishment of the royalty-free license agreement of $2.7 million. We paid $2.0 million of the liability owed during the quarter ended March 31, 2008 and the remaining liability of $0.6 million, net of receivable from DSU for reimbursements of costs related to the acquisition of $0.2 million, during the quarter ended September 30, 2008.

Finally, in connection with the Medisystems Acquisition, we agreed that if Mr. Utterberg is no longer a director of NxStage, our Board of Directors will nominate for election to our Board of Directors any director nominee proposed by Mr. Utterberg, subject to certain conditions.

Our Relationship with Jonathan T. Silverstein

Mr. Silverstein, a general partner of OrbiMed Advisors, LLC, (“OrbiMed”), was appointed to our Board on July 23, 2008 in connection with a private placement of shares of our common stock and warrants to purchase shares of our common stock announced on May 23, 2008 (the “Private Placement”). The Private Placement took place in two closings, in which a total of 9,555,556 shares of our common stock, and warrants to purchase 1,911,111 shares of our common stock were issued, with aggregate gross proceeds to us of approximately $43 million.

Funds affiliated with OrbiMed purchased an aggregate of 5,555,556 shares of our common stock and warrants to purchase 1,111,111 shares of our common stock in the first closing of the Private Placement on May 28, 2008. The Securities Purchase Agreement executed in connection with the Private Placement, dated as of May 22, 2008, required that we appoint one individual nominated by OrbiMed to our Board of Directors upon the earlier of the second closing of the Private Placement or 60 days after the first closing of the Private Placement. The appointment of Mr. Silverstein to our Board satisfied this requirement.

Our Relationship with the Sprout Entities

In the second closing of the Private Placement, which took place on August 1, 2008, following the special meeting of our stockholders during which the stockholders approved the second closing, an aggregate of 4,000,000 shares of our common stock and warrants to purchase 800,000 shares of our common stock were issued and sold by us and purchased by (a) unaffiliated investors and (b) investors who are our affiliates, including one investor, the Sprout Entities, who is affiliated with a member of our Board of Directors. The Sprout Entities purchased 1,022,221 shares of our common stock and warrants to purchase 204,445 shares of our common stock in the Private Placement. Other than the different closing dates and the stockholder approval requirement for the second closing, all other terms of the private placement are identical in the two closings.

Policies and Procedures Regarding Review, Approval and Ratification of Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Any related person transactions that are ongoing in nature will be reviewed annually.

Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 1% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 2% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee is responsible for overseeing the compensation of our executive officers, which includes our Chief Executive Officer, or CEO, and our other named executive officers. In this capacity, our Compensation Committee designs, implements, reviews and approves all compensation for our CEO and other named executive officers.

In order to conserve cash and due to current economic conditions, the Compensation Committee determined not to increase base salaries for executive officers for either of 2008 or 2009 and, after consultation with, and upon the recommendation of Mr. Burbank, determined not to pay bonuses that were earned for 2008 performance.

Our Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities, with total compensation significantly influenced by the attainment of corporate performance objectives, individual performance and the creation of shareholder value. The primary objectives of our executive compensation program are to:

•	attract, retain and reward executives who can help us to achieve our business objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable performance goals; and

•	align executives’ long-term incentives with the interests of our stockholders.

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In order to better align the interests of our executives with stockholders, a significant percentage of executives’ total annual compensation is put at risk, dependent upon the achievement of key strategic, financial and operational goals. Performance is rewarded through annual incentive bonuses, intended to pay for the achievement of short-term performance goals, and long-term equity incentives, intended to both retain executives and allow them to participate in the longer-term success of NxStage as reflected in stock price appreciation. We believe this compensation philosophy more effectively aligns with the interest of stockholders by preserving cash, and rewarding long-term stockholder value creation.

How Executive Compensation is Determined

Our Compensation Committee has primary responsibility for reviewing, setting and approving the compensation of our named executive officers. Information about our Compensation Committee and its composition and responsibilities can be found on page 14 of this proxy statement, under the heading “Compensation Committee.” In fulfilling this responsibility, the Compensation Committee relies on three key elements: market referencing, performance considerations and CEO and Compensation Committee judgment.

Role of Compensation Consultant.  From time to time, the Compensation Committee engages the services of one or more independent consulting firms to assist in the Committee’s evaluation of executive compensation. In connection with our initial public offering, the Compensation Committee engaged the services of the Hay Group to assist in the Committee’s analysis of executive compensation. In 2008, the Compensation Committee engaged the services of the Radford Surveys and Consulting, an Aon Consulting Company, or Radford, to provide further executive compensation analysis. Working with the Compensation Committee, Radford (a) helped to define the group of companies that should be included in our peer compensation group, or Peer Group, (b) provided market data on executive compensation, and benchmarked our executive compensation against the Peer Group, and (c) analyzed and made recommendations regarding all aspects of executive compensation, including base and short- and long-term incentive awards. Representatives of Radford attended several Compensation Committee meetings in 2008.

Market Referencing Against a Peer Group.  We base our compensation decisions partly on market considerations, by benchmarking our executive compensation against compensation paid to employees in comparable roles at peer companies, which we refer to as our Peer Group. Our Peer Group consists of national and regional medical device companies that we believe are generally comparable to NxStage in terms of organizational structure, size and stage of development, and against which we believe we compete for executive talent. To help establish our Peer Group, we relied on Radford to identify publicly traded, US-based companies in the medical device, biotechnology, and pharmaceutical industry between 1/3 and 3 times the size of NxStage, based on number of employees, revenue and market value. Radford then evaluated each such company based on products and business strategy and selected for inclusion in our Peer Group those companies that were most comparable to NxStage based on product focus and financial profile.

The companies comprising our current Peer Group are:

Align Technology, Inc.	AngioDynamics Incorporated
Aspect Medical Systems, Inc.	Cantel Medical Corp.
Cardiac Science Corporation	CardioNet, Inc.
Cutera, Inc.	Cyberonics Inc.
Datascope Corp.	FoxHollow Technologies, Inc.
ICU Medical, Inc.	I-Flow Corporation
Merit Medical Systems, Inc.	Micrus Endovascular
Nuvasive, Inc.	Sonic Innovations, Inc.
SonoSite, Inc.	Thoratec Corporation
Vital Signs, Inc.	Vnus Medical Technologies, Inc.
Volcano Corporation.

The Compensation Committee expects to periodically review and update this Peer Group, to ensure that those included are generally comparable to our company and are representative of those companies against which we compete for executive talent.

We generally target base salaries and executive benefits at the 50th percentile, cash incentive performance awards between the 50th and 75th percentile and the grant value of equity awards between the 50th and 75th percentile of our Peer Group. These are overall guidelines, and variations to these general targets may occur as dictated by the performance and experience level of the individual, the importance of the executive’s position to NxStage and the difficulty of replacing the individual, the performance of NxStage, and other market factors. Historically, the compensation of our named executives has generally been set consistent with these overall guidelines, with the exception of our CEO compensation, which has historically been below the 50th percentile for base salary and cash incentives when compared to our Peer Group. Historically, our CEO’s compensation has been heavily weighted towards long-term equity incentives, thereby further aligning his interests with those of our stockholders and preserving cash. In order to conserve cash and due to current economic conditions, the Compensation Committee did not adjust base salary compensation for 2008 or 2009, and base salary is now, in general, below the 50th percentile for executive officers.

Performance Considerations.  In addition to considering market rates for executive compensation, we award our executives compensation based on their performance as a team in achieving our business objectives, as well as their individual performance. To assist our evaluation of executive performance, we conduct an annual performance review. The performance review process is designed to guide performance discussions, establish performance objectives and communicate annual achievements. Our CEO conducts each named executive officer’s performance review, in consultation with the Audit Committee for the Chief Financial Officer, and the Compensation Committee conducts the performance review for the CEO.

CEO and Compensation Committee Judgment.  Our total compensation program operates not only based on the application of market referencing and corporate and individual performance considerations, but also through the application of CEO and Compensation Committee judgment. We do not employ a purely formulaic approach to any of our compensation plans. There are guidelines in place, but there are also individual performance factors and executive retention considerations that permit our Compensation Committee discretion to increase or decrease cash and equity awards based on those considerations.

In making its compensation determinations, the Compensation Committee reviews the total of all elements of compensation for each of our named executive officers. In addition, the Compensation Committee considers the economic value as well as the retention value of prior equity grants received by our named executive officers in determining current and future compensation, and considers each named executive officer’s compensation compared to the compensation of other executives and other employees generally. In determining the reasonableness of our named executive officers’ total compensation, the Compensation Committee reviews not only corporate and individual performance, but also the nature of each element of compensation provided, including salary, short-term incentive compensation, long-term incentive compensation, and accumulated realized and unrealized stock option grants, as well as the terms of severance and change of control arrangements.

In addition, while the Compensation Committee is solely responsible for setting the targets and approving the awards, the Compensation Committee relies on the judgment of the CEO to evaluate the actual performance of each named executive officer (other than the CEO) and recommend appropriate salary and incentive awards. The CEO participates in Compensation Committee meetings, at the request of the Committee, in order to provide background information and explanations supporting his recommendations. The CEO does not participate during any portion of Compensation Committee meetings at which his compensation is discussed.

Components of our Executive Compensation Program and 2008 Executive Compensation

Overview of Compensation.  Our executive compensation program consists of fixed compensation elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives. Our variable performance-based compensation elements are designed to reward performance at two levels: actual corporate performance compared to annual business goals, and corporate performance in terms of long-term shareholder value creation. Through these performance incentive awards, we reward the achievement of short-term goals, such as annual growth in revenues, improvements in costs of goods sold, and reductions in operating expenses, and long-term goals, such as business growth, product innovation and stock price appreciation.

We compensate our executives primarily through base salary, performance-based annual short-term incentive bonuses and long-term incentive equity awards. This three-part compensation approach enables us to remain competitive with our industry peers and Peer Group while ensuring that executives are appropriately incentivized to deliver short-term results while creating long-term shareholder value.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing publicly available information regarding the executive compensation of the Peer Group, determines subjectively what it believes to be the appropriate level and mix of the various compensation components. Historically, and going forward, the Compensation Committee has chosen to put a significant percentage of each executive’s pay at risk, as variable compensation, contingent upon the achievement of certain goals within our strategic plan and overall corporate achievement. Long-term incentive compensation, in particular, is a significant focus of our executive compensation program, and key to our objective of rewarding superior performance.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our executives. When establishing base salaries, the Compensation Committee considers compensation in the Peer Group, other available compensation survey data, as well as a variety of other factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his or her prior place of employment, if applicable, and the number of well qualified candidates able to assume the individual’s role. Our Compensation Committee reviews base salaries at least annually and adjusts them from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

2008 Base Salary

CEO Base Salary — Mr. Burbank’s base salary of $330,000 was unchanged in 2008 from 2007. His base salary was last increased effective January 1, 2007, from $298,700 to $330,000, in recognition of his expanded responsibilities due to our growth, and his increased responsibilities following our initial public offering. In establishing Mr. Burbank’s base salary in 2007, the Compensation Committee primarily looked to comparative market data, including data from our Peer Group as well as compensation surveys we purchase from the Hay Group, Top Five Data Service, Inc. and The Survey Group, as well as corporate and individual performance. Although the Compensation Committee generally targets base salary for executives at the market 50th percentile, Mr. Burbank’s base compensation was set at the market 25th percentile in 2007, consistent with historical practices. Mr. Burbank’s compensation is heavily weighted towards long-term incentive compensation, which effectively aligns his interests with stockholders and preserves cash.

Other Named Executive Officer Base Salary — None of our named executive officers’ base salaries were changed in 2008 from 2007. Mr. Turk’s base salary was last increased effective January 1, 2007, from $223,871 to $260,000, in recognition of his expanded responsibilities due to our growth. Mr. Brown’s base salary has not been adjusted since he was hired at the end of 2006, and Ms. Swan’s base salary has not been adjusted since the end of 2006. Mr. Webb’s base salary was last increased effective August 17, 2007, from $190,000 to $220,000, at the time of his promotion to Senior Vice President, Quality, Regulatory and Clinical Affairs. In establishing the base salaries of our named executives in 2007, the Compensation Committee primarily considered comparative market data, including data from our Peer Group as well as compensation surveys we purchased from the Hay Group, Top Five Data Service, Inc. and The Survey Group, as well as corporate performance and individual responsibilities and performance. Historically, the Compensation Committee has targeted base salary at the market 50th percentile for each of these named executive officers. Without adjustment in 2008, base salaries for named executives are, in general, below the 50th percentile for executive officers.

2009 Base Salary

Given the challenging business environment, our goal to conserve cash, and other factors, after consultation with, and upon the recommendation of Mr. Burbank, the Compensation Committee decided not to increase the base salaries of any of our named executive officers again in 2009.

The salaries paid for 2008 to our named executive officers are shown in the Summary Compensation Table for Fiscal Years-Ended December 31, 2008, 2007 and 2006 on page 28 of this proxy statement.

Annual Short-Term Incentive Awards

We have an annual short-term incentive plan for our executives. Annual short-term incentives are intended to compensate for the achievement of corporate performance objectives. Amounts payable under the annual short-term incentive plan are calculated as a percentage of the applicable executive’s base salary, with higher level executives typically being compensated at a higher percentage of base salary. The corporate performance objectives under the plan generally conform to the financial metrics contained in the internal business plan adopted by our board of directors. Each year, the Compensation Committee works with the CEO to develop corporate goals that they believe can be reasonably achieved with hard work over the next year. The Compensation Committee approves each year’s plan and metrics to ensure an accelerated and ongoing degree of difficulty commensurate with our short and long-term business plan.

2008 Short-Term Incentive Awards

The Compensation Committee approved our 2008 Corporate Bonus Plan on March 27, 2008. Payouts under the 2008 Corporate Bonus Plan were contingent upon the achievement of a revenue target, with the amount of the award to be determined by the achievement of gross margin and cash consumption targets, with both factors being weighted equally. The Compensation Committee assessed our performance against these metrics at its March 5, 2009 meeting and determined that awards under the 2008 Corporate Bonus Plan should be paid out at 45% of target amounts.

The Compensation Committee set Mr. Burbank’s and our other named executive officers’ target short-term incentive awards at the following percentages for 2008:

2008 Target
Officer	(as % of 2008 Base Salary)

Jeffrey H. Burbank	50%
Robert S. Brown	35%
Winifred L. Swan	35%
Joseph E. Turk, Jr.	45%
Michael J. Webb	25%

In setting these target percentages, the Compensation Committee looked to comparative market data from our Peer Group, as well as each named executive officer’s role and responsibilities within NxStage. The Compensation Committee targeted each of the named executive officer’s short-term cash incentive compensation at the market 50th percentile. Applying the metrics of the 2008 Corporate Bonus Plan, each of the named executive officers would have been entitled to a short-term incentive award for 2008 of approximately 45% of his or her targeted amount; however, given the challenging business environment, our goal to conserve cash, and other factors, after consultation with, and upon the recommendation of Mr. Burbank, the Compensation Committee determined not to pay any cash bonus awards under the 2008 Corporate Bonus Plan.

2009 Short-Term Incentive Awards

The Compensation Committee approved our 2009 Corporate Bonus Plan in March 2009. Under this plan, each named executive officer’s 2009 short term incentive payout will be determined based on a comparison of actual corporate results against our sales and operating expense budget, as measured by the following metrics: revenues and cash consumption, as well as such other metrics as may be added within the discretion of the Compensation Committee as changes within our business environment may dictate. Payouts under the 2009 Corporate Bonus Plan will be determined based on the achievement of revenue and cash consumption targets, with both factors being weighted equally. Awards to named executive officers may be paid in cash or stock, at the discretion of the Compensation Committee. Target bonus awards, as a percentage of salary, for named executives under the 2009 Corporate Bonus Plan remain unchanged from the levels in 2008.

Special Recognition Awards

In addition to cash payments under Compensation Committee approved annual short-term incentive plans, we periodically make special awards in recognition of extraordinary achievements. We did not grant any special recognition bonuses to named executive officers for performance in 2008.

Long-Term Incentives

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity awards to our executives, our Compensation Committee considers comparative share ownership of executives in our compensation Peer Group, our business performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management.

We typically make an initial equity award of stock options to new executives and subsequent equity grants from time to time thereafter as part of our overall executive compensation program. All grants of options and restricted stock to our named executive officers are approved by the Compensation Committee.

Our equity awards have typically taken the form of stock options, and in limited circumstances we have also made restricted stock grants. We typically grant restricted stock awards at no cost to the executive. Because the shares have a built-in value at the time the restricted stock awards are granted, we generally grant significantly fewer shares of restricted stock than the number of stock options we would grant for a similar purpose. Typically, the stock options and restricted stock we grant to our executives vest monthly at a rate of 25% per year over a period of four years. Vesting rights cease upon termination of employment and stock option exercise rights cease 90 days following termination of employment, except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. We set the exercise price of all stock options to equal the closing price of our common stock on the NASDAQ Global Market on the date of grant.

2008 Long-Term Incentive Awards

Consistent with market data from our Peer Group, and in recognition of the heavily vested position of most of our named executive officers, we made the following equity awards to our named executive officers on March 27, 2008.

CEO Long-Term Incentive Awards  — Our Compensation Committee approved the grant of 206,500 stock options to Mr. Burbank, vesting over four years in equal monthly installments, at an exercise price equal to our closing stock price on the date of grant.

Other Named Executive Officer Long-Term Incentive Awards — Our Compensation Committee approved the grant of (i) 74,000 stock options to Mr. Brown, (ii) 74,000, stock options to Ms. Swan, (iii) 74,000 stock options to Mr. Turk, and (iv) 57,000 stock options to Mr. Webb. These awards also vest over four years in equal monthly installments, and have an exercise price equal to our closing stock price on the date of grant.

The number of stock options granted to our named executive officers, and the value of those grants determined in accordance with SFAS 123R, are shown below in the Grants-of-Plan-Based Awards at Fiscal Year-End 2008 table.

In 2008, we expanded our equity program to also include a performance share plan, which we refer to as the 2008 Performance Share Plan, intended to further align the interests of our executives with our stockholders and to link pay to performance. Under this plan, executives were eligible to receive shares of restricted stock depending upon the achievement of established corporate objectives that were consistent with those of our 2008 Corporate Bonus Plan. Under our 2008 Performance Share Plan, the number of shares our named executive officers were eligible to receive was determined based on a comparison of actual corporate results against our sales and operating expense budget, as measured by the following metrics: revenues, gross margins and cash consumption. Like our 2008 Corporate Bonus Plan, payouts under the 2008 Performance Share Plan were contingent upon the achievement of a revenue target, with the amount of the award determined by the achievement of gross margin and cash consumption targets, with both factors being weighted equally. Applying the metrics of the 2008 Performance Share Plan, it was determined that none of our named executive officers were eligible for awards of performance shares under that plan.

2009 Long-Term Incentive Awards

Consistent with market data for annual long-term incentive grants from our Peer Group, we made the following equity awards to our named executives on March 6, 2009. The size of the awards remained consistent with those in 2008. Given current economic conditions and our need to conserve cash, the Compensation Committee chose to weight total executive compensation more heavily towards equity compensation rather than cash. It also determined, as an exception to historical grant practices, to provide for three year vesting of options rather than four years.

CEO Long-Term Incentive Awards — Our Compensation Committee approved the grant of 206,500 stock options to Mr. Burbank, vesting over three years in equal monthly installments, at an exercise price equal to our closing stock price on the date of grant.

Other Named Executive Officer Long-Term Incentive Awards — Our Compensation Committee approved the grant of, (i) 74,000 stock options to Mr. Brown, (ii) 74,000, stock options to Ms. Swan, (iii) 74,000 stock options to Mr. Turk, and (iv) 57,000 stock options to Mr. Webb. These awards also vest over three years in equal monthly installments, and have an exercise price equal to our closing stock price on the date of grant.

In 2009, we also maintained our performance share plan, which we refer to as the 2009 Performance Share Plan. Under this plan, executives may be eligible to receive shares of restricted stock depending upon the achievement of established corporate objectives that are nearly identical to those of our 2009 Corporate Bonus Plan. Under our 2009 Performance Share Plan, the number of shares our named executive officers will be eligible to receive will be determined based on a comparison of actual corporate results against our sales and operating expense budget, as measured by the following metrics: revenues and cash consumption. Like our 2009 Corporate Bonus Plan, payouts under the 2009 Performance Share Plan will be determined based on the achievement of revenues and cash consumption targets, with both factors being weighted equally. If earned, awards to named executive officers will vest in equal installments over three years.

Elements of Indirect Pay

In addition to the direct pay elements described above, we also provide our executives with indirect pay in the form of benefits. We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We match 100% of the first 3%, and 50% of the next 2%, of the employee’s compensation contributed to the 401(k) plan, subject to then-current Internal Revenue Service limits on the amount that may be contributed by employees to such plans. All of our named executives participate in our 401(k) plan and receive matching contributions according to this formula.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with each of our named executive officers and our 2005 Stock Incentive Plan, our named executive officers are entitled to specified benefits in the event of the termination of their employment under certain circumstances, including termination following a change of control of our company. We do not consider specific amounts payable under these arrangements when establishing annual compensation. Instead, the purpose of these benefits is to ensure that we remain competitive in attracting and retaining executives within our industry and Peer Group and that we retain our key executives during a potentially critical time in the event of a sale or merger of NxStage. After reviewing the practices of companies represented in the Peer Group, we believe that our severance and change of control benefits are generally in line with severance packages offered to executives in the Peer Group.

We have structured our named executive officer’s change-of-control benefits as “double trigger” benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” below.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our CEO and to each other officer (other than the Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation Committee Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this proxy statement and incorporated by reference in NxStage’s Annual Report on Form 10-K for the year ended December 31, 2008.

By the Compensation Committee of the Board of Directors

Craig W. Moore (Chair)
Philippe O. Chambon
Earl R. Lewis

Executive Compensation

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers during fiscal 2008, 2007 and 2006. We refer to these executive officers as our “named executive officers” elsewhere in this proxy statement.

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEARS-ENDED 2008, 2007 AND 2006

								Non-Equity
				Special		Stock	Option	Incentive Plan	All Other
		Salary		Bonus		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position(1)	Year	$		$		($)(2)	($)(3)	($)(4)	($)(5)	($)

Jeffrey H. Burbank	2008	330,000					480,953	—	12,145	823,098
President, Chief Executive	2007	330,000		30,000	(6)	—	181,872	60,000	11,945	613,817
Officer and Director	2006	298,700					170,516	112,505	11,745	593,466
Robert S. Brown	2008	250,000					374,791	—	8,938	633,729
Senior Vice President and	2007	250,000		—		—	281,030	45,000	9,228	585,258
Chief Financial Officer	2006	24,639	(7)	90,650	(8)				75	115,364
Winifred L. Swan	2008	260,000					177,648		9,200	446,848
Senior Vice President,	2007	260,000		—		22,300	58,740	45,000	9,245	395,285
General Counsel and Secretary	2006	214,936				1,855	53,286	63,576	9,401	343,054
Joseph E. Turk	2008	260,000					212,064	—	7,800	479,864
Senior Vice President,	2007	260,000		40,000	(9)	—	42,864	60,000	8,674	411,538
Commercial Operations	2006	223,871					31,972	65,583	11,800	333,226
Michael J. Webb	2008	220,000					182,506	—	8,989	411,495
Senior Vice President,	2007	207,519		—		—	85,234	25,000	9,480	327,233
Quality, Regulatory and	2006	182,000	(10)				27,658	20,800	7,712	238,170
Clinical Affairs

(1)	The titles noted in the table are each named executive officer’s respective title as of December 31, 2008. Mr. Webb became our Senior Vice President, Quality, Regulatory and Clinical Affairs on August 16, 2007.

(2)	The amounts in the Stock Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123R of restricted stock awarded under our equity plans and may include amounts from awards granted in and prior to the applicable year. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 2 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2009.

(3)	The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123R of stock options granted under our equity plans and may include amounts from stock options granted in and prior to the applicable year. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2009.

(4)	The amounts in the Non-Equity Incentive Plan Compensation column reflect performance-based bonuses earned in the years ended December 31, 2008, 2007 and 2006 pursuant to our 2008 Corporate Bonus Plan, 2007 Corporate Bonus Plan, and 2006 Corporate Bonus Plan, respectively.

(5)	For fiscal 2008, amounts reported under the All Other Compensation column consist of:

	Life	Dollar Amount of
	Insurance	Contributions
	Premiums	Made to	Telephone
	Paid by	Executives	Stipend
Name	NxStage ($)	401(k) Plan ($)	($)

Jeffrey H. Burbank	545	9,200	2,400
Robert S. Brown	—	8,938	—
Winifred L. Swan	—	9,200	—
Joseph E. Turk Jr.	—	7,800	—
Michael J. Webb	—	8,989	—

(6)	Mr. Burbank was awarded a special recognition bonus in April 2007 of $30,000 in recognition of his contribution to our completion of agreements with three significant dialysis chains.

(7)	Mr. Brown became our Chief Financial Officer in August 2007. This amount represents the pro rated portion of his annual base salary of $250,000 for fiscal 2006.

(8)	This amount includes an $8,650 bonus that was guaranteed to Mr. Brown under his employment agreement and an $82,000 signing bonus paid to Mr. Brown on the date that he joined NxStage.

(9)	Mr. Turk was awarded a special recognition bonus in April 2007 of $40,000 in recognition of his contribution to our completion of agreements with three significant dialysis chains.

(10)	Mr. Webb became our Senior Vice President, Quality, Regulatory and Clinical Affairs on August 16, 2007.

The following table sets forth information concerning each grant of an option or restricted stock award made to a named executive officer during fiscal 2008 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR-END 2008

		Targeted	All Other
		Estimated	Option Awards:
		Future Payouts	Number of
		Under Non-Equity	Securities	Exercise	Grant Date Fair
		Incentive Plan	Underlying	Price of	Value of
		Awards	Options	Option Awards	Option Awards
Name	Grant Date	($)(1)	(#)	($)	($)(3)

Jeffrey H. Burbank	3/27/2008	165,000	206,500(2)	4.54	520,380
Robert S. Brown	3/27/2008	87,500	74,000(2)	4.54	186,480
Winifred L. Swan	3/27/2008	91,000	74,000(2)	4.54	186,480
Joseph E. Turk	3/27/2008	117,000	74,000(2)	4.54	186,480
Michael J. Webb	3/27/2008	55,000	57,000(2)	4.54	143,640

(1)	Reflects the target award amounts under our 2008 Corporate Bonus Plan. As none of the named executives accepted awards under the 2008 Corporate Bonus Plan, a zero balance is shown above in the Summary Compensation Table in the Non-Equity Incentive Plan column for the 2008 fiscal year.

(2)	The shares of common stock underlying the option vest in equal monthly installments over the 48 months following March 27, 2008.

(3)	The amount reported under Grant Date Fair Value of Option Award is computed in accordance with FAS 123R and represents the FAS 123R value of the option awarded as of the grant date.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying			Number of		Market Value
	Unexercised		Unexercised	Option		Shares That		of Shares
	Options		Options	Exercise	Option	Have Not		That Have
	Exercisable		Unexercisable	Price	Expiration	Vested		Not Vested
Name	(#)		(#)	($)	Date	(#)		($)(1)

Jeffrey H. Burbank	54,840	(2)		3.76	01/15/2011
	54,840	(2)		4.10	08/22/2011
	36,560	(2)		4.10	03/07/2012
	36,560	(2)		4.10	02/04/2013
	39,718	(9)	167,782	4.54	03/26/2015
	44,603	(2)		5.47	02/13/2014
	71,595	(2)	1,525	6.84	01/20/2015
	95,053	(3)	51,187	8.55	09/15/2012
	29,999	(8)	90,001	14.44	12/07/2014

Robert S. Brown
	13,874	(9)	60,126	4.54	03/26/2015
	104,165	(4)	95,835	8.92	11/27/2013
	8,749	(8)	26,251	14.44	12/07/2014

Winifred L. Swan						4,792	(10)	12,795
	25,555	(2)		2.74	11/27/2010
	3,656	(2)		3.76	08/22/2011
	20,839	(2)		4.10	03/07/2012
	7,494	(2)		4.10	02/04/2013
	13,874	(9)	60,126	4.54	03/26/2015
	6,997	(2)		5.47	02/13/2014
	10,739	(2)	229	6.84	01/20/2015
	29,704	(5)	6,856	8.55	09/15/2012
	12,499	(8)	37,501	14.44	12/07/2014

Joseph E. Turk, Jr.
	3,656	(2)		3.42	01/15/2011
	7,312	(2)		3.76	08/22/2011
	12,613	(2)		4.10	03/07/2012
	14,989	(2)		4.10	02/04/2013
	13,874	(9)	60,126	4.54	03/26/2015
	13,986	(2)		5.47	02/13/2014
	28,638	(2)	610	6.84	01/20/2015
	17,822	(5)	4,144	8.55	09/15/2012
	19,999	(8)	60,001	14.44	12/07/2014

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying			Number of	Market Value
	Unexercised		Unexercised	Option		Shares That	of Shares
	Options		Options	Exercise	Option	Have Not	That Have
	Exercisable		Unexercisable	Price	Expiration	Vested	Not Vested
Name	(#)		(#)	($)	Date	(#)	($)(1)

Michael J. Webb
	60,408	(2)		3.76	08/22/2011
	1,316	(2)		4.10	03/07/2012
	8,043	(2)		4.10	02/04/2013
	10,687	(9)	46,313	4.54	03/26/2015
	7,516	(2)		5.47	02/13/2014
	3,579	(2)	77	6.84	01/20/2015
	10,416	(6)	9,584	8.15	11/06/2013
	14,852	(5)	3,428	8.55	09/15/2012
	13,333	(7)	26,667	13.54	08/16/2014
	3,749	(8)	11,251	14.44	12/07/2014

(1)	Based on $2.67 per share, the last sale price of NxStage common stock on December 31, 2008.

(2)	These stock options were fully exercisable on the date of grant and, upon exercise, were subject to a repurchase right in favor of NxStage. This repurchase right terminated upon the closing of our initial public offering and all such options are currently exercisable.

(3)	This option was granted on September 15, 2005. This option vested as to 20% of the shares on September 15, 2006 and vests in equal monthly installments over the 48 months following September 15, 2006.

(4)	This option was granted on November 27, 2006. This option vested as to 25% of the shares on November 27, 2007 and vests in equal monthly installments over the 36 months following November 27, 2007.

(5)	This option was granted on September 15, 2005. This option vested as to 25% of the shares on September 15, 2006 and vests in equal monthly installments over the 36 months following September 15, 2006.

(6)	This option was granted on November 6, 2006. This option vests in equal monthly installments over the 48 months following November 6, 2006.

(7)	This option was granted on August 16, 2007. This option vests in equal monthly installments over the 48 months following August 16, 2007.

(8)	This option was granted on December 7, 2007. This option vests in equal monthly installments over the 48 months following December 7, 2007.

(9)	This option was granted on March 27, 2008. This option vests in equal monthly installments over the 48 months following March 27, 2008.

(10)	This restricted stock grant was made on November 27, 2006 and the figure shown represents the unvested portion of the restricted stock grant made. This grant vests in equal installments over 48 months following November 27, 2006.

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock during fiscal 2008 for each of the named executive officers.

FISCAL 2008 OPTION EXERCISES AND STOCK VESTED

	Stock Awards		Option Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting	Acquired on Exercise	on Exercise
Name	(#)	($)(1)	(#)	($)(2)

Jeffrey H. Burbank	—	—	14,146	32,819
Robert S. Brown	—	—	—	—
Winifred L. Swan	2,500	12,453	—	—
Joseph E. Turk	—	—	—	—
Michael J. Webb	—	—	—	—

(1)	Value realized upon vesting is based on the closing sales price of our common stock on the applicable vesting date.

(2)	Measured based on the difference between the exercise price of the option and the fair market value of our common stock on the date of exercise (excluding any gains or losses recognized by the named executive).

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers, the terms of which are summarized below.

Jeffrey H. Burbank.  For 2008, we paid Mr. Burbank an annual base salary of $330,000. Mr. Burbank’s salary was not increased for 2009. His target short-term incentive award remains equal to 50% of his base salary pursuant to our 2009 Corporate Bonus Plan. If, before a change in control of NxStage, as defined in his employment agreement, we terminate Mr. Burbank’s employment without cause or he resigns for good reason, each as defined in his employment agreement, then Mr. Burbank will be entitled to receive:

•	severance payments in an amount equal to his then-current base salary, which will be paid over the 12 months following termination of his employment;

•	continued medical coverage during the 12 months following termination of his employment; and

•	continued vesting during the 12 months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, he will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Burbank’s employment, or (ii) we had terminated Mr. Burbank’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Burbank resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	a lump sum severance payment equal to two times his then-current base salary and two times the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 24 months following termination of his employment;

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options; and

•	receive a gross-up amount on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Robert S. Brown.  For 2008, we paid Mr. Brown an annual base salary of $250,000. Mr. Brown’s base salary was not increased for 2009. His target short-term incentive award remains equal to 35% of his base salary pursuant to our 2009 Corporate Bonus Plan. If, before a change in control of NxStage, we terminate Mr. Brown’s employment without cause or he resigns for good reason, each as defined in his employment agreement, then Mr. Brown will be entitled to receive:

•	severance payments in an amount equal to 0.5 times his then-current base salary, which will be paid over the six months following termination of his employment;

•	continued medical coverage during the six months following termination of his employment; and

•	continued vesting during the six months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, he will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Brown’s employment, or (ii) we have terminated Mr. Brown’s employment at any time three months prior to announcement of the change in control, and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Brown resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	a lump severance payment equal to his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continued medical coverage during the 12 months following termination of his employment;

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options; and

•	receive a gross-up amount on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Winifred L. Swan.  For 2008, we paid Ms. Swan an annual base salary of $260,000. Ms. Swan’s base salary was not increased for 2009. Her target short-term incentive award remains equal to 35% of her base salary pursuant to our 2009 Corporate Bonus Plan. If, before a change in control of NxStage, as defined in her employment agreement, we terminate Ms. Swan’s employment without cause or she resigns for good reason, each as defined in her employment agreement, then Ms. Swan will be entitled to receive:

•	severance payments in an amount equal to 0.5 times her then-current base salary, which will be paid over the six months following termination of her employment;

•	continued medical coverage during the six months following termination of her employment; and

•	continued vesting during the six months following termination of her employment in all stock options and stock awards she holds at the time her employment is terminated as if she continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Ms. Swan’s employment, or (ii) we had terminated Ms. Swan’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Ms. Swan resigns for good reason within 12 months following a change in control, then she will be entitled to:

•	a lump sum severance payment equal to 1.25 times her then-current base salary and 1.25 times the greater of her annual bonus for the fiscal year preceding her termination or her target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 15 months following termination of her employment;

•	full vesting and acceleration of stock options and stock awards she holds at the time her employment is terminated and a period of 90 days to exercise such stock options; and

•	receive a gross-up on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Joseph E. Turk, Jr.  For 2008, we paid Mr. Turk an annual base salary of $260,000. Mr. Turk’s base salary was not increased for 2009. His short-term incentive target award remains equal to 45% of his base salary pursuant to our 2009 Corporate Bonus Plan. If, before a change in control of NxStage, as defined in his employment agreement, we terminate Mr. Turk’s employment without cause or he resigns for good reason, each as defined in his employment agreement, then Mr. Turk will be entitled to receive:

•	severance payments in an amount equal to 0.5 times his then-current base salary, which will be paid over the six months following termination of his employment;

•	continued medical coverage during the six months following termination of his employment; and

•	continued vesting during the six months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Turk’s employment, or (ii) we had terminated Mr. Turk’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Turk resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	a lump sum severance payment equal to his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 12 months following termination of his employment;

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options; and

•	receive a gross-up amount on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Michael J. Webb.  For 2008, we paid Mr. Webb total base salary of $220,000. Mr. Webb’s base salary was not increased for 2009. His target short-term incentive award remains equal to 25% of his base salary pursuant to our 2009 Corporate Bonus Plan. If, before a change in control of NxStage, as defined in his employment agreement, we terminate Mr. Webb’s employment without cause or he resigns for good reason, each as defined in his employment agreement, then Mr. Webb will be entitled to receive:

•	severance payments in an amount equal to 0.5 times his then-current base salary, which will be paid over the six months following termination of his employment;

•	continued medical coverage during the six months following termination of his employment; and

•	continued vesting during the six months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Webb’s employment, or (ii) we had terminated Mr. Webb’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Webb resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	a lump sum severance payment equal to his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continued medical coverage during the 12 months following termination of his employment; and

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options.

In addition to the terms set forth above, the executive officers’ employment agreements also provide that each executive officer is entitled to:

•	participate in short-term and long-term incentive programs, which incentive compensation will be subject to the terms of the applicable plans and paid on the basis of the executive officer’s individual performance, as determined by our Board of Directors or Compensation Committee; and

•	receive retirement and welfare benefits that we make available from time to time to our senior level executives.

If an executive officer terminates employment with NxStage voluntarily, other than for good reason, if we terminate an executive officer’s employment as a result of physical or mental disability or for cause, each as defined in the officer’s agreement, or if an executive officer dies, the executive officer will receive compensation and benefits through the last day of employment.

Each of Messrs. Burbank, Brown, Turk and Webb and Ms. Swan has signed agreements providing for the protection of our confidential information and the transfer of ownership rights to intellectual property developed by such executive officer while he or she was employed by us. If the executive officer fails to comply with the provisions of the proprietary information agreement between NxStage and the executive officer, the payments and benefits described above will cease.

Potential Termination and Change in Control Payments

The following table describes the potential payments, benefits and acceleration of vesting applicable to stock options and restricted stock awards pursuant to employment agreements with each of Messrs. Burbank, Brown, Turk and Webb and Ms. Swan. The amounts shown below assume that the termination of each executive is effective as of December 31, 2008. Actual amounts payable to each executive listed below upon his or her termination can only be determined definitively at the time of each executive’s actual departure. The payments and benefits that each officer would receive upon termination are further described above under the heading “Employment Agreements with Named Executive Officers.” In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination. For information relating to compensation earned by each of our named executive officers, see “Executive Compensation — Summary Compensation Table for Fiscal Years-Ended 2008, 2007 and 2006.”

				Termination
				Without Cause
				Three Months Prior to
				Change in Control;
				Termination
				Without Cause
				at Any Time After a
				Change in Control;
				Resignation for
		Termination		Good Reason
		Without Cause		During the 12 Months
		or Resignation		Following a Change
		for Good Reason		in Control
Name	Benefit	($)		($)

Jeffrey H. Burbank	Severence Benefits
	Severence Payments	330,000	(3)	990,000	(6)
	Healthcare Benefits(1)	12,361	(4)	24,722	(7)
	Market Value of Stock Vesting on Termination(2)	0	(5)	0	(8)
	Tax Gross Up	N/A		142,714
	Total	342,361		1,157,436
Robert S. Brown	Severence Benefits
	Severence Payments	125,000	(9)	337,500	(12)
	Healthcare Benefits(1)	6,181	(10)	12,361	(13)
	Market Value of Stock Vesting on Termination(2)	0	(11)	0	(8)
	Tax Gross Up	N/A		20,895
	Total	131,180		370,756
Winifred L. Swan	Severence Benefits
	Severence Payments	130,000	(9)	438,750	(14)
	Healthcare Benefits(1)	5,682	(10)	14,206	(15)
	Market Value of Stock Vesting on Termination(2)	3,338	(11)	12,795	(8)
	Tax Gross Up	N/A		45,208
	Total	135,682		498,164
Joseph E. Turk	Severence Benefits
	Severence Payments	130,000	(9)	377,000	(12)
	Healthcare Benefits(1)	6,181	(10)	12,361	(13)
	Market Value of Stock Vesting on Termination(2)	0	(11)	0	(8)
	Tax Gross Up	N/A		30,729
	Total	136,181		420,090
Michael J. Webb	Severence Benefits
	Severence Payments	110,000	(9)	275,000	(12)
	Healthcare Benefits(1)	6,181	(10)	12,361	(13)
	Market Value of Stock Vesting on Termination(2)	0	(11)	0	(8)
	Tax Gross Up	N/A		19,008
	Total	116,181		306,369

(1)	This value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2008 and is valued at the premiums in effect on December 31, 2008.

(2)	Based on the last sale price of NxStage common stock on December 31, 2008, or $2.67 per share.

(3)	Represents aggregate severance payments equal to Mr. Burbank’s base salary at the time of his termination, payable over the 12-month period following his termination.

(4)	Represents amounts payable over 12 months for continuation of coverage under medical and dental plans for Mr. Burbank, his spouse and his dependents.

(5)	Represents continued vesting of Mr. Burbank’s stock options and stock awards as of December 31, 2008 through December 31, 2009.

(6)	Represents a lump sum payment equal to two times Mr. Burbank’s base salary at the time of his termination plus an amount equal to two times the higher of his annual bonus target for fiscal 2008 or bonus amount paid to him during fiscal 2007.

(7)	Represents amounts payable over 24 months for continuation of coverage under medical and dental plans for Mr. Burbank.

(8)	Represents immediate vesting of all unvested stock options and other stock awards held by the executive as of December 31, 2008.

(9)	Represents aggregate severance payments in an amount equal to 0.5 times the executive’s then current base salary at the time of his or her termination, payable over the following six months.

(10)	Represents amounts payable over six months for continuation of coverage under medical and dental plans for the executive.

(11)	Represents continued vesting of the executive’s stock options and stock awards for six months following termination.

(12)	Represents a lump sum payment equal to the executive’s then current base salary at the time of his or her termination plus an amount equal to the higher of the annual bonus target for fiscal 2008 or bonus amount paid to the executive during fiscal 2007.

(13)	Represents amounts payable over 12 months for continuation of coverage under medical and dental plans for the executive.

(14)	Represents a lump sum payment equal to 1.25 times Ms. Swan’s then current base salary at the time of her termination plus an amount equal to 1.25 times the higher of the annual bonus target for fiscal 2008 or bonus amount paid to Ms. Swan during fiscal 2007.

(15)	Represents amounts payable over 15 months for continuation of coverage under medical and dental plans for Ms. Swan.

Securities Authorized for Issuance Under Our Equity Compensation Plan

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2008.

Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available for
	Securities to be		Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options	Options	Reflected in Column(a))
Plan Category	(a)(2)	(b)	(c)(1)

Equity compensation plans approved by security holders	5,458,874	$8.40	1,576,309

(1)	Consists of 1,576,270 shares of common stock available for future issuance under our 2005 Stock Incentive Plan (excluding the additional 4,100,000 shares to be available under the 2005 Stock Incentive Plan if the amendment to such plan contemplated by Proposal 2 of this proxy statement is approved at the annual meeting) and 35 shares available for future issuance under our 2005 Employee Stock Purchase Plan

(excluding the additional 500,000 shares to be available under the 2005 Employee Stock Purchase Plan if the amendment to such plan contemplated by Proposal 3 of this proxy statement is approved at the annual meeting).

(2)	Consists of 5,437,097 stock options and 21,777 unvested restricted stock.

Director Compensation

Under our non-employee director compensation policy, last amended in March 2006, our non-employee directors receive:

•	a $15,000 annual retainer for their service as directors, to be paid quarterly in advance;

•	$2,500 for each Board meeting attended by the director in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended where the committee meeting is scheduled on a date other than a Board meeting;

•	if he or she is a member of the Audit Committee, an additional annual retainer of $6,000 (or $10,000 for the Audit Committee Chair), paid quarterly in advance;

•	if he or she is a member of any committee other than the Audit Committee, an additional annual retainer of $4,000 for each other committee, paid quarterly in advance;

•	expense reimbursement for attending Board of Directors and committee meetings; and

•	on the date of our annual meeting of stockholders at which a non-employee director is elected, a fully vested stock option to purchase 14,000 shares of our common stock with an exercise price equal to the then fair market value of our common stock, as determined by the closing price of our common stock on the date of the annual meeting. For a director elected or otherwise appointed to the Board of Directors on a date other than the date of an annual meeting of stockholders, such director will receive a fully vested stock option to purchase 14,000 shares of our common stock pro-rated for the period between the date he or she is first elected to the Board and May 31 of the year in which such director is elected or appointed to our Board of Directors.

No director shall receive more than $50,000 in any calendar year for Board fees, without the prior approval of the Compensation Committee. For 2007, in recognition of the significant number of meetings held over the course of the year, the cap on fees was raised to $60,000. The cap was not waived for 2008.

In March 2006, our Board of Directors amended our non-employee director compensation policy so that directors may elect to receive shares of our common stock in lieu of the cash compensation described above. A director must make his election to receive equity in lieu of cash compensation on the date of the annual meeting of stockholders at which such director is elected. A director’s election to receive equity in lieu of cash compensation will apply to all compensation to be paid after the date of election and will remain in effect until the next annual meeting of stockholders. If a non-employee director elects to receive equity in lieu of cash, we will issue the director shares of our common stock on the last business day of each calendar quarter in an amount equal to the quotient of the total cash consideration due as of the last business day of each calendar quarter and the closing price of our common stock on the last trading day of that quarter. Presently, each of Dr. Chambon and Messrs. Giannini, Moore and Perper has elected to receive shares of common stock in lieu of cash compensation for their service on our Board of Directors. All shares of our common stock issued to our directors in lieu of cash are issued under our 2005 Stock Incentive Plan.

We do not compensate directors who are also employees for their services as directors.

The following table sets forth information concerning the compensation of our directors who are not also named executive officers for the fiscal year ended December 31, 2008.

DIRECTOR COMPENSATION

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)(4)	($)	($)

Philippe O. Chambon	—	50,000	25,317	—	75,317
Daniel A. Giannini	—	50,000	25,317	—	75,317
Reid S. Perper	—	50,000	25,317	—	75,317
Peter P. Phildius(5)	46,750		25,317		72,067
David S. Utterberg	23,750	20,250	25,317	—	69,317
Craig W. Moore	—	50,000	25,317	—	75,317
Jonathan T. Silverstein	15,917		17,423		33,340
Earl R. Lewis	7,750	—	11,384		19,134

(1)	The fees earned by our non-employee directors in fiscal 2008 consist of the following: (i) an annual retainer, (ii) $2,500 for each Board meeting attended by the director in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended where the committee meeting is scheduled on a date other than a Board meeting date, and (iii) an annual fee for chairing and being a member of each of the audit, compensation and nominating and corporate governance committees. See footnote 2 below for shares of common stock issued in lieu of this cash compensation to certain of our directors.

(2)	The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R. These shares were issued pursuant to our non-employee director compensation policy, as amended in March 2006, in connection with the election by each of Messrs. Chambon, Giannini, Perper and Moore to receive shares of our common stock in lieu of cash compensation during fiscal 2008. Mr. Utterberg elected to receive shares of our common stock in lieu of cash compensation for the first and second quarters of fiscal 2008 only. Accordingly, we issued shares of our common stock to each of these directors as follows:

		Total Cash	Closing
		Consideration	Price of		Total Shares of
		Due as of	Common Stock		Common Stock
		Last Business	on Last Trading		Issued in Lieu of
		Day of Quarter	Day of Quarter	Equity	Cash Consideration
Name	Quarter Ending	($)	($)	Issuance Date	#

Phillippe O. Chambon	3/31/2008	16,250	4.32	3/31/2008	3,761
	6/30/2008	19,250	3.84	6/30/2008	5,013
	9/30/2008	14,250	4.22	9/30/2008	3,376
	12/31/2008	250	2.67	12/31/2008	93
Daniel A. Giannini	3/31/2008	16,750	4.32	3/31/2008	3,877
	6/30/2008	21,250	3.84	6/30/2008	5,533
	9/30/2008	12,000	4.22	9/30/2008	2,843
	12/31/2008	—	2.67	12/31/2008	—
Reid S. Perper	3/31/2008	14,750	4.32	3/31/2008	3,414
	6/30/2008	18,250	3.84	6/30/2008	4,752
	9/30/2008	12,750	4.22	9/30/2008	3,021
	12/31/2008	4,250	2.67	12/31/2008	1,591
David S. Utterberg	3/31/2008	11,250	4.32	3/31/2008	2,604
	6/30/2008	9,000	3.84	6/30/2008	2,343
	9/30/2008	—	4.22	9/30/2008	—
	12/31/2008	—	2.67	12/31/2008	—
Craig W. Moore	3/31/2008	18,750	4.32	3/31/2008	4,340
	6/30/2008	22,250	3.84	6/30/2008	5,794
	9/30/2008	9,000	4.22	9/30/2008	2,132
	12/31/2008	—	2.67	12/31/2008	—

(3)	The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2008. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2009.

(4)	On May 29, 2008, the day of our 2008 annual meeting of stockholders, we granted each of our non-employee directors, including Messrs. Chambon, Giannini, Perper, Moore, and Utterberg, an option to purchase 14,000 shares of our common stock, each with an exercise price equal to $5.39 per share, the closing price of our common stock on the date of the 2008 annual meeting. As Mr. Silverstein was named a director on July 23, 2008, he was granted an option to purchase 11,667 shares of our common stock, the pro-rated portion of the annual option award, each with an exercise price equal to $4.36, the closing price of our common stock on July 23, 2008. As Mr. Lewis was named a director on October 27, 2008, he was granted an option to purchase 8,166 shares of our common stock, the pro-rated portion of the annual option award, each with an exercise price equal to $4.24, the closing price of our common stock on October 27, 2008. All such options were immediately exercisable on the date of grant.

(5)	Mr. Phildius resigned from our Board of Directors effective October 24, 2008.

The following table shows the aggregate number of shares of common stock subject to outstanding stock options for each director not listed as a named executive officer as of December 31, 2008, as well as the grant date fair value of each stock option:

	Aggregate
	Number of	Value of
	Shares	Awards
	Subject to	Pursuant
	Stock	to SFAS
Name	Options	123(R) ($)

Philippe O. Chambon	54,000	351,320
Daniel A. Giannini	57,000	377,060
Reid S. Perper	54,000	351,320
David S. Utterberg	54,000	351,320
Craig W. Moore	72,791	421,974
Jonathan T. Silverstein	11,667	29,868
Earl R. Lewis	8,166	19,517
Peter P. Phildius	77,743	377,455

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Lewis and Moore and Dr. Chambon. No member of the Compensation Committee was at any time during fiscal 2008, or formerly, an officer or employee of ours or any subsidiary of ours. During 2008, Mr. Lewis was President and CEO of Flir Systems, Inc. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of NxStage has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR 2005 STOCK INCENTIVE PLAN,

Our Board of Directors has adopted, subject to approval by stockholders, an amendment to the 2005 Stock Incentive Plan, or 2005 Plan to, among other things, increase by 4,100,000 the number of shares available for award under the 2005 Plan. The Board believes this amendment is in the best interests of NxStage and the best interests of our stockholders and recommends a vote FOR this proposal.

At the annual meeting and any adjournment thereof, our stockholders will be asked to consider and vote upon a proposal to increase by 4,100,000 (the “Fungible Pool”) the number of shares of our common stock available for issuance under the 2005 Plan. Any shares subject to an award from the Fungible Pool which for any reason expires or terminates unexercised or is not earned in full shall be added back to the Fungible Pool and may again be made subject to an award under the 2005 Plan. The following shares shall not be added back to the Fungible Pool and shall not again be made available for issuance as awards under the 2005 Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right (“SAR”), (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares repurchased on the open market with the exercise price proceeds received by our Company upon the exercise of an award.

In addition, the amendment provides that each share issued or to be issued from the Fungible Pool in connection with any award other than a stock option or SAR shall be counted against the Fungible Pool as 1.23 shares. Each share to be issued from the Fungible Pool in connection with any stock option or SAR shall be counted against the Fungible Pool as one (1) share. For these purposes, the number of shares taken into account with respect to a SAR shall be the number of shares underlying the SAR at grant, and not the final number of shares delivered upon exercise of the SAR. For example, if we grant 100 shares of restricted stock from the Fungible Pool, we would reduce the number of shares available in the Fungible Pool under the 2005 Plan by 123 shares. Any shares previously the subject of an award from the Fungible Pool that again become available for grant shall be added back to the Fungible Pool in the same proportion, and using the same multiplier, pursuant to which such awards reduced the shares in the Fungible Pool. The Administrator shall determine the appropriate methodology for calculating the number of shares issued pursuant to the 2005 Plan.

Reasons for the Proposal

The Board believes that approval of this Amendment is in our best interest and the best interest of our stockholders, as equity awards granted under the plan will help to attract, motivate and retain talented employees, align employee and stockholder interests and link employee compensation with company performance. We believe the 2005 Plan furthers these objectives. As previously approved by our stockholders, the maximum number of shares of common stock that may be issued under the 2005 Plan is 7,401,457. At April 6, 2009, there were 99,521 shares remaining available for future grant under the 2005 Plan. Accordingly, on April 24, 2009, our Board adopted, subject to stockholder approval, an amendment to the 2005 Plan that increased from 7,401,457 to 11,501,457 the number of shares of common stock available for issuance under our 2005 Plan, subject to adjustment in the event of stock splits and similar events.

Outstanding Stock Option and Restricted Stock Data

As of December 31, 2008, stock options to purchase 5,437,097 shares of our common stock were outstanding. The weighted average option grant price for these options was $8.38 and the weighted average contractual life was 5.1 years. In addition, we had 21,777 shares of unvested restricted stock.

The weighted-average fair value of stock options granted during the twelve months ended December 31, 2008 was $2.85. The fair value of stock options at date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions:

Twelve Months
Ended
December 31,
2008

Expected life	4.75 years(1)
Risk-free interest rate	2.40-3.70%(2)
Expected stock price volatility	67%(3)
Expected dividend yield	—

(1)	The expected term was determined using the simplified method as defined in SAB 107.

(2)	The risk-free interest rate for each grant is equal to the U.S. Treasury rate in effect at the time of grant for instruments with an expected life similar to the expected option term.

(3)	Because we have no options that are traded publicly and because of its limited trading history as a public company, the stock volatility assumption is based on an analysis of our historical volatility and the volatility of the common stock of comparable companies in the medical device and technology field.

Purpose of the 2005 Plan

The purpose of the Plan is to encourage ownership in our company by our employees and directors whose long-term employment by or involvement with our company is considered essential to our continued progress and, thereby, aligning the interests of the award recipients and stockholders and permitting the award recipients to share in our success. The 2005 Plan provides an essential component of the total compensation package offered to our key employees. It reflects the importance placed by us on motivating employees to achieve superior results over the long term and paying employees based on that kind of achievement. We strongly believes that our equity compensation programs and emphasis on employee stock ownership have been integral to our progress and that a continuation of those programs and that emphasis is necessary for us to achieve superior performance in the future.

Summary of the 2005 Plan, as amended

The following is a brief summary of the material terms of the 2005 Plan, as proposed to be amended.

Types of Awards.  The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, collectively referred to as awards.

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of NxStage). Options may not be granted for a term in excess of ten years. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or through a broker providing for such method of payment, (ii) subject to certain conditions, delivery to us of shares of our common stock, (iii) delivery to us of a promissory note on terms determined by our Board of Directors, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in our common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant and may be granted independently or in tandem with an option.

Restricted Stock Awards; Restricted Stock Units.  Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock units entitle recipients to receive shares of common stock to be delivered at the time such shares of common stock vest. The 2005 Plan, as proposed to be amended, provides that each share issued under a restricted stock or restricted stock unit award after the effective date of the amended 2005 plan will reduce the number of total shares available under the Fungible Pool for issuance under the amended 2005 plan by 1.23 shares.

Other Stock-Based Awards.  Under the 2005 Plan, our Board of Directors has the right to grant other awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Transferability of Awards.  Except as our Board of Directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards.  Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to our employees. The maximum number of shares with respect to which awards may be granted to any participant under the 2005 Plan may not exceed 1,000,000 shares per calendar year. For the purpose of each share of common stock to be issued in connection with any award from the Fungible Pool other than a stock option or SAR, such award will be counted against this per-participant maximum as 1.23 shares of common stock.

Plan Benefits.  As of April 6, 2009, a total of 267 persons were participants in the 2005 Plan, including our five named executive officers and seven non-employee directors.

The following table sets forth, as of April 6, 2009, the stock option and restricted stock grants made under the 2005 Plan since its adoption.

No. of Options /
Shares Granted

Executive Officers:
Jeffrey H. Burbank	679,240
Robert S. Brown	383,000
Winifred L. Swan	244,560
Joseph E. Turk, Jr.	249,936
Michael J. Webb	207,280
All Executive Officers as a Group	2,182,016
All Directors who are not Executive Officers as a Group	292,833
Each Associate of any of such Directors or Executive Officers	—
Each Other Person who Received or is to Receive 5% of Awards under the 2005 Plan	—
All Employees who are not Executive Officers, as a Group(1)	1,126,572

(1)	This number excludes stock options that expired prior to being exercised.

Administration.  The 2005 Plan is administered by our Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board.

Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, the compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (1) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options, (3) the duration of options (which may not exceed 10 years), and (4) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

We will be required to make appropriate adjustments in connection with the 2005 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

The 2005 Plan also contains provisions addressing the consequences of any “Reorganization Event”, which is defined as (a) any merger or consolidation of NxStage with or into another entity as a result of which all of our common stock converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of NxStage. Upon the occurrence of a reorganization event, all outstanding options and restricted stock will be assumed or equivalent options or restricted stock substituted by the successor corporation. Our repurchase and other rights with respect to shares of restricted stock will inure to the benefit of our successor and will apply equally to the cash, securities or other property into which our common stock is then converted. If there is a change in control event (as defined in the 2005 Plan), regardless of whether such event also constitutes a reorganization event, 50% of the shares that underlie each option outstanding under the 2005 Plan and that are unvested as of the date of the reorganization event will become immediately exercisable. In addition, 50% of the shares of restricted stock outstanding under any award will become immediately free of all restrictions and conditions. If a reorganization event or change in control event occurs and within one year of the reorganization event or change in control event an option holder’s employment with us or our succeeding corporation is terminated by such holder for good reason (as defined in the 2005 Plan) or is terminated by us or the succeeding corporation without cause (as defined in the 2005 Plan), each option held by the holder will become immediately exercisable for the remaining 50% of the shares that had been unvested as of the date of the change of control event. In the case of restricted stock, in the case of a change in control event, the remaining 50% of such holder’s restricted stock that had been unvested as of the date of the change of control event will become immediately free of all restrictions and conditions. Notwithstanding the foregoing, if the acquiring or succeeding corporation in a reorganization event does not agree to assume or substitute for outstanding options, our Board of Directors will provide that all unexercised options will become exercisable in full prior to the reorganization event and the options, if unexercised, will terminate on the date the reorganization event takes place. If under the terms of the reorganization event holders of our common stock receive cash for their shares, our Board may instead provide for a cash-out of the value of any outstanding options less the applicable exercise price.

Our Board of Directors or the compensation committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled without having been fully exercised, or forfeited in whole or in part, the unused shares of our common stock covered by such award will again be available for grant under the 2005 Plan, as proposed to be amended, in proportion to the number of shares by which the total shares available for issuance was originally reduced at the time of grant or issuance, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options.  In connection with a merger or consolidation of an entity with NxStage or the acquisition by us of property or stock of an entity, our Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2005 Plan.

Amendment or Termination.  No award may be made under the 2005 Plan after September 6, 2015 but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan; provided that, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Federal Income Tax Consequences of the 2005 Plan.  The following generally summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code, as amended, or the Code, relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss, meaning sales proceeds are less than the exercise price, then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.  A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.  A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock.  A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.  The tax consequences associated with any other stock-based award granted under the 2005 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to NxStage.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3 — AMENDMENT OF OUR 2005 EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors believes that the proposed increase in the number of shares of our common stock available for issuance under the 2005 Employee Stock Purchase Plan is in the best interests of NxStage and the best interests of our stockholders and recommends a vote FOR this proposal.

We are asking stockholders to approve an amendment to our 2005 Employee Stock Purchase Plan, or 2005 purchase plan, to increase the number of shares of our common stock which may be issued under the 2005 purchase plan by an additional 500,000 shares. Our Board of Directors approved this amendment on December 16, 2008, subject to stockholder approval. The 2005 purchase plan allows our employees to purchase our common stock at a discount from market price twice each year from us through one or more offerings. The 2005 purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. If the plan is qualified under Section 423, our employees who participate in the plan may enjoy certain tax advantages, as described below. Stockholder approval is required for the plan to be qualified under Section 423. To approve this amendment, stockholders holding a majority of the shares present or represented at the annual meeting and voting on the matter must vote FOR proposal 3.

Reasons for the Proposal

We believe that the 2005 purchase plan is an important benefit that helps us attract and retain employees, as well as to encourage our employees’ participation in and commitment to our business and financial success through ownership of our stock. Employee participation in this plan has been strong, with approximately thirty percent (30%) of all employees participating in the 2005 purchase plan. We will not be able to continue to offer shares under this plan unless the proposed share increase is approved. As approved by our Compensation Committee, we have granted options relating to the additional share request prior to obtaining stockholder approval for the increase to allow our employees to participate in an offering for the period between April 1, 2009 through June 30, 2009. However, such options will not become exercisable unless and until our stockholders approve the increase. In the event we do not obtain stockholder approval prior to the end of such plan period, these options will be cancelled and become null and void. In such case, our Board or a committee appointed by our Board will, on a pro rata basis, allot any shares then available for issuance and cancel any remaining options.

Summary of the 2005 Employee Stock Purchase Plan

The following is a summary of the material terms of our 2005 purchase plan.

Administration.  The 2005 purchase plan is administered by our Compensation Committee. Our Compensation Committee interprets and construes all provisions of the 2005 purchase plan and any rules and regulations adopted for the administration of the plan.

Offerings.  We may make one or more offerings to employees to purchase our common stock under the plan, as determined by the Compensation Committee. Unless otherwise specified by our Compensation Committee, offerings will begin each January 1 and July 1, or the first business day thereafter. Each offering commencement date will begin a six-month “plan period” during which payroll deductions will be made and held for the purchase of common stock at the end of the plan period.

Eligibility.  All employees of NxStage or any NxStage subsidiary designated by the Compensation Committee are eligible to participate in the 2005 purchase plan if:

•	they are customarily employed by NxStage or a designated subsidiary for more than 20 hours per week and for more than three months in a calendar year;

•	they have been employed by NxStage or a designated subsidiary for at least three months prior to enrolling in the plan; and

•	they are employed by NxStage or a designated subsidiary on the first day of the applicable plan period.

An employee may not participate in the 2005 purchase plan if, immediately after the grant, the employee would own stock, and/or hold outstanding options to purchase stock, equal to five percent (5%) or more of the total combined voting power or value of all classes of our stock. Non-employee directors are not eligible to participate in this plan.

Approximately, 90 employees currently participate in the 2005 purchase plan. Since its inception, our Chief Executive Officer, our current and former Chief Financial Officers and each of our three other most highly compensated executive officers, have not participated in the 2005 purchase plan.

Shares Available.  150,000 shares of our common stock have previously been approved for issuance under the 2005 purchase plan. During 2008, 85,691 shares were issued pursuant to the plan and currently 39 shares of common stock are available for issuance.

Deductions.  An employee may authorize a payroll deduction under the 2005 purchase plan equal in any dollar amount up to a maximum of 10% of the compensation he or she received during the applicable plan period. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of compensation. Our Compensation Committee may establish a minimum payroll deduction amount for any plan period.

Limitations.  No employee may purchase in any one calendar year under the 2005 purchase plan (and any other employee stock purchase plan of ours) shares of our common stock having an aggregate fair market value in excess of $25,000, determined as of the first trading day of the plan period during which such shares are purchased.

Purchase Price.  On the commencement date of each offering, we will grant each participant in the 2005 purchase plan an option to purchase on the last day of the plan period the largest number of full shares of our common stock that does not exceed the participant’s accumulated payroll deductions as of the exercise date divided by the purchase price for the plan period. Our Compensation Committee will determine the purchase price for each plan period. The purchase price may be based on the lesser of the closing price of our common stock on (i) the first business day of the plan period or (ii) the exercise date, or may be based solely on the closing price of our common stock on the exercise date. In the absence of a determination by our Compensation Committee, the purchase price will be 95% of the closing price of our common stock on the date of exercise. Historically, the exercise price has been the lower of 95% of the closing price of our common stock on (i) the first business day of the plan period, or (ii) the exercise date.

Amendment.  Our Compensation Committee may at any time amend the 2005 purchase plan in any respect, except that if the approval of our stockholders is required under Section 423 of the Internal Revenue

Code, the amendment will not be effected without their approval, and in no event may any amendment be made which would cause the plan to fail to comply with Section 423 of the Internal Revenue Code.

Adjustments for Changes in Capitalization and Reorganization Events.  Appropriate adjustments will be made to the number of shares available under the 2005 purchase plan, applicable purchase prices and applicable purchase limitations in the event of a stock split, dividend or similar changes in our capitalization. In the event of a merger, consolidation or other reorganization event, our Compensation Committee is authorized to take any one or more of the following actions as to outstanding options under the 2005 purchase plan:

•	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation;

•	provide that all outstanding options will be terminated as of the effective date of the merger, consolidation or other reorganization event, and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Compensation Committee;

•	provide that all outstanding options will be cancelled as of a date prior to the effective date of the merger, consolidation or other reorganization event and that all accumulated payroll deductions will be returned to participants on such date; and

•	upon the occurrence of certain reorganization events, provide that participants will receive a cash payment equal to the acquisition price times the number of shares of common stock subject to the participant’s option minus the aggregate option price of such option, in exchange for the termination of such option.

Federal Income Tax Consequences

The following is a summary of the federal income tax consequences that generally apply to U.S. employees who participate in the 2005 purchase plan as well as the tax consequences to us. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to non-qualified deferred compensation. Changes to the tax laws could alter the tax consequences described below.

Tax Consequences to the Employee.  Generally, U.S. employees will not have income when they enroll in the 2005 purchase plan or when they purchase shares of common stock at the end of an offering. Employees may have both ordinary compensation income and a capital gain or loss when they sell stock acquired under the plan. The amount and type of income and loss will depend on when the employee sells his or her shares. If shares of stock are sold at a profit (the sales proceeds exceed the purchase price) more than two years after the commencement of the offering during which the employee purchased the stock and more than one year after the date that the employee purchased the stock, then the employee will have compensation income equal to the lesser of:

•	5% of the value of the stock on the commencement date; and

•	the employee’s profit.

Any excess profit will be long-term capital gain. If the employee sells the stock at a loss after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the employee sells the stock prior to satisfying these waiting periods, then the employee will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the employee will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The employee also will have a capital gain or loss equal to the difference between his or her sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the employee has held the stock for more than one year and otherwise will be short-term.

Withholding.  The amount that an employee elects to have deducted from his or her base pay for the purchase of stock under the 2005 purchase plan constitutes compensation income and is subject to withholding for income, medicare and social security taxes, as applicable. There is no withholding of income, medicare or social security taxes upon the purchase of stock under the 2005 purchase plan or upon the sale of stock acquired under the plan.

Tax Consequences to NxStage.  There will be no tax consequences to us except that we will be entitled to a deduction when an employee has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors believes that the selection of Ernst & Young LLP as our independent registered public accounting firm is in the best interest of NxStage and our stockholders and therefore recommends a vote FOR this proposal.

Our Audit Committee has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that, except as otherwise set forth in the following sentences, during 2008 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements. OrbiMed Advisors, LLC failed to timely file a Form 4 in connection with Mr. Silverstein’s receipt of an option to purchase 11,667 shares of our stock. Such option was granted to Mr. Silverstein in his capacity as a director of NxStage. Mr. Lewis failed to report on his Form 3 ownership of 25,000 shares of our stock he acquired on the open market.

Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you call or write us at the following address: 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843, Attention: Investor Relations, or 978-687-4700. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Stockholder Proposals for the 2010 Annual Meeting

Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by us at our principal office in Lawrence, Massachusetts not later than December 30, 2009 for inclusion in the proxy statement for that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement in accordance with Rule 14a-8. The required notice must be in writing and received by our Corporate Secretary, Winifred L. Swan, at our principal offices not later than 90 days nor more than 120 days prior to the first anniversary of our 2009 Annual Meeting of Stockholders. However, if the 2010 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2009 Annual Meeting of Stockholders, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to the Board of Directors, to be properly presented at the 2009 Annual Meeting of Stockholders.

By Order of the Board of Directors,

WINIFRED L. SWAN
Secretary

April 29, 2009

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

NxSTAGE MEDICAL, INC.

2005 STOCK INCENTIVE PLAN, AS AMENDED

1.	Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of NxStage Medical, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to an aggregate of 11,501,457 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”); provided, however, that of the 3,800,000 shares of Common Stock added to the Plan as of October 1, 2007, the maximum number of shares with respect to which Restricted Stock, Restricted Stock Units and Other Stock-Based Awards may be granted shall be 1,500,000. Additionally, this 1,500,000 share limit does not apply to Restricted Stock, Restricted Stock Unit and Other Stock-Based Awards made from the 4,100,000 shares added to the Plan as of the Stockholder Approval Date (as defined below) (the “Fungible Pool”). For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Section 4(a) and 4(b), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part

(including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. For Awards issued from the Fungible Pool only, the following provisions apply in addition to those listed above in this Section 4(a): (i) each share of Common Stock issued or to be issued in connection with any Award other than a Stock Option or SAR shall be counted against the Fungible Pool as 1.23 shares of Common Stock; (ii) each share of Common Stock to be issued in connection with any Stock Option or SAR shall be counted against the Fungible Pool as one share (for SAR awards under the Fungible Pool, the number counted against the Fungible Pool shall be the number of shares underlying the SAR on the date of grant, and not the final number of shares delivered upon exercise of the SAR); and (iii) shares not issued or delivered as a result of the net settlement of an outstanding SAR will not be added back to the Fungible Pool and shall not again be made available for issuance as Awards under the Plan.

(b) Per-Participant Limit.  Subject to adjustment under Section 9, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. For the purposes of each share of Common Stock to be issued in connection with any Award from the Fungible Pool other than a Stock Option or SAR, such Award shall be counted against this per-Participant limit as 1.23 shares of Common Stock. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of NxStage, any of NxStage’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. The “Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows: (i) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or (ii) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or (iii) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(1) After giving effect to the proposed reverse stock split of the Company’s Common Stock in anticipation of the initial public offering.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel or repurchase for cash any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Stock Appreciation Rights

(a) General.  A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Rules Applicable to Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Exercise of Independent SARs.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(d) Exercise Price.  The Board shall establish the exercise price of each SAR and specify the exercise price in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value of our common stock on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value of our common stock on such future date.

(e) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.	Restricted Stock; Restricted Stock Units

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Other Stock-Based Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii) any liquidation or dissolution of the Company.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company or (B) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(c) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(d) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Effect on Options

(a) Reorganization Event.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Reorganization Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b) Change in Control Event that is not a Reorganization Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the

Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event.  Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one- half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Stock Appreciation Rights and Other Stock Unit Awards.

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e) Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Adopted by the Board of Directors on September 7, 2005. Approved by the stockholders on October 14, 2005.

Amendment No. 1 adopted by the Board of Directors on July 25, 2007 and by the stockholders on October 1, 2007.

Amendment No. 2 adopted by the Board of Directors on April 24, 2009 and by the stockholders on          , 2009 (the “Stockholder Approval Date”)

Appendix B

NxSTAGE MEDICAL, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The purpose of this Plan is to provide eligible employees of NxStage Medical, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.001 par value (the “Common Stock”), commencing January 1, 2006 (the “Commencement Date”). An aggregate of 650,000 shares of Common Stock have been approved for this purpose as of the Stockholder Approval Date. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration.  The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility.  All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than three months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least three months prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings.  The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4. Participation.  An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least five business days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions.  The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

6. Deduction Changes.  An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest.  Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds.  An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.

(a) Number of Shares.  On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) the largest number of whole shares of Common Stock of the Company as does not exceed the employee’s accumulated payroll deductions as of the Exercise Date divided by the Option Price for such Plan Period; provided, however, that no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time.

(b) Option Price.  The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of (i) the closing price of the Common Stock on the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 95% of the closing price of the Common Stock on the Exercise Date. The closing price shall be (x) the closing price on any national securities exchange on which the Common Stock is listed, (y) the closing price of the Common Stock on the Nasdaq National Market or (z) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (x) and (y) above shall be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option.  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

(d) Return of Unused Payroll Deductions.  Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates.  Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment.  In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders.  Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable.  Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds.  All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be appropriately adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1)  Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)  Consequences of a Reorganization Event on Options.  In connection with a Reorganization Event, the Board or the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan.  The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares.  In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

18. Termination of the Plan.  This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations.  The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law.  The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares.  Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares.  Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Withholding.  Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

24. Effective Date and Approval of Shareholders.  The Plan shall take effect on the Commencement Date subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors
on September 7, 2005, and approved
by the stockholders on October 14, 2005.

Adopted by the Board of Directors
on April 26, 2007, and approved
by the stockholders on May 30, 2007.

Adopted by the Board of Directors
on April 29, 2008, and approved
by the stockholders on May 29, 2008.

Adopted by the Board of Directors
on December 16, 2008.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
NXSTAGE MEDICAL, INC.
2009 ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2009
     Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Robert S. Brown and Winifred L. Swan, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2009 Annual Meeting of Stockholders of NxStage Medical, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the annual meeting, and, in their discretion, upon any other matters which may properly come before the annual meeting.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBERS 2, 3 AND 4.
     Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.
UNLESS YOU INTEND TO VOTE YOUR SHARES BY INTERNET OR
TELEPHONE, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
PROMPTLY IN ENCLOSED REPLY ENVELOPE
ADDRESS CHANGES/COMMENTS?

(If you noted any address changes/comments above, please mark corresponding box on other side)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NXSTAGE 439 SOUTH UNION ST., 5th FLR LAWRENCE, MA 01843 ATTN:	VOTE BY INTERNET—www.investorvote.com/NXTM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE 1-800-652-VOTE (8683)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NxStage Medical, Inc., c/o Computershare Investor Services, PO Box 43010, Providence, RI 02940-3010

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
A VOTE FOR THE DIRECTOR NOMINEE AND FOR PROPOSALS NUMBERED 2, 3 AND 4 IS
RECOMMENDED BY THE BOARD OF DIRECTORS

For All
	For	Withhold	Except
1. Election of Directors NOMINEES (01) Jeffrey H. Burbank				To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. The shares will be voted for the remaining nominee(s).

(02) Philippe O. Chambon

(03) Daniel A. Giannini

(04) Earl R. Lewis

(05) Craig W. Moore

(06) Reid S. Perper

(07) Jonathan T. Silverstein

(08) David S. Utterberg

2. To amend our 2005 Stock Incentive Plan to increase the number of shares of our common stock which may be issued pursuant to the plan by an additional 4,100,000 shares.

	FOR	AGAINST	ABSTAIN

3. To amend our 2005 Employee Stock Purchase Plan to increase the number of shares of our common stock which may be issued pursuant to the plan by an additional 500,000 shares.

4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.
For address changes/comments, please check this box and write them on the back where indicated

	YES	NO
HOUSEHOLDING ELECTION. Please indicate if you consent to receive certain future investor communications in a single package per household

Signature:	Date:

Signature:	Date: